UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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LOWE’S COMPANIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Lowe’s Companies, Inc.

Notice of
Annual Meeting
and
Proxy Statement

2011

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to Be Held on May 27, 2011 — the Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report are available at www.proxyvote.com.

Corporate Offices	1000 Lowe’s Boulevard
Mooresville, North Carolina 28117

LOWE’S
COMPANIES,
INC.
April 11, 2011

TO LOWE’S SHAREHOLDERS:

It is my pleasure to invite you to attend our 2011 Annual Meeting to be held at the Ballantyne Hotel, 10000 Ballantyne Commons Parkway, Charlotte, North Carolina, on Friday, May 27, 2011 at 10:00 a.m., local time. Directions to the Ballantyne Hotel are printed on the back of this Proxy Statement.

This year, we are pleased to be again using the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our shareholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of this Proxy Statement and our 2010 Annual Report. The Notice contains instructions on how to access those documents and vote online. The Notice also contains instructions on how each of those shareholders can receive a paper copy of our proxy materials, including this Proxy Statement, our 2010 Annual Report and a form of proxy card or voting instruction card. All shareholders who do not receive a Notice of Internet Availability will receive a paper copy of the proxy materials by mail unless they have previously requested delivery of proxy materials electronically. Continuing to employ this distribution process will conserve natural resources and reduce the costs of printing and distributing our proxy materials.

We will broadcast the Annual Meeting live on the Internet. To access the webcast, visit Lowe’s website (www.Lowes.com/investor) where a link will be posted a few days before the meeting. A replay of the Annual Meeting will also be available beginning approximately three hours after the meeting concludes and will continue to be available for two weeks after the meeting.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. There are seven items of business on this year’s agenda, each as described in this Proxy Statement. Your vote by proxy or in person at the meeting is important.

Yours cordially,

Robert A. Niblock
Chairman of the Board
and Chief Executive Officer

Notice of
Annual Meeting of Shareholders
of Lowe’s Companies, Inc.

Time and Date	10:00 a.m., local time, on Friday, May 27, 2011

Place	Ballantyne Hotel, 10000 Ballantyne Commons Parkway, Charlotte, North Carolina

Purpose	1. To elect 10 directors to a term of one year.

2. To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2011 fiscal year.

3. To conduct an advisory vote on executive compensation.

4. To conduct an advisory vote on the frequency of holding future advisory votes on executive compensation.

5. To approve the Lowe’s Companies, Inc. 2011 Annual Incentive Plan.

6. To consider and vote upon three shareholder proposals set forth at pages 43 through 48 in the accompanying Proxy Statement.

7. To transact such other business as may be properly brought before the Annual Meeting of Shareholders.

Record Date	Only shareholders of record as of the close of business on March 25, 2011 will be entitled to notice of and to vote at the Annual Meeting of Shareholders or any postponement or adjournment thereof.

Meeting Admission
You are entitled to attend the Annual Meeting only if you were a Lowe’s shareholder as of the close of business on March 25, 2011 or hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. In addition, if you are a shareholder of record or hold your shares through the Company’s 401(k) Plan, Employee Stock Purchase Plan or Direct Stock Purchase Program, your ownership as of the record date will be verified prior to admittance into the meeting. If you are not a shareholder of record or a participant in one of the Company’s plans or purchase programs, but hold shares through a broker, trustee or nominee, you must provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to March 25, 2011 or similar evidence of ownership. If you do not provide photo identification and comply with the other procedures outlined above, you will not be admitted to the Annual Meeting. The Annual Meeting will begin promptly at 10:00 a.m., local time. Check-in will begin at 8:30 a.m., local time, and you should allow ample time for the check-in procedures.

Voting
Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. If you received a paper copy of the proxy voting materials by mail, you may vote your shares by proxy by doing any one of the following: vote at the Internet site address listed on your proxy or voting instruction card; call the toll-free number listed on your proxy or voting instruction card; or sign, date and return in the pre-addressed envelope provided the enclosed proxy or voting instruction card. If you received only a Notice of Internet Availability of Proxy Materials by mail, you may vote your shares at the Internet site address listed on your Notice. You may also request a paper copy of our proxy materials by visiting the Internet site address listed on your Notice, or by calling the toll-free number or sending an e-mail to the e-mail address listed on your Notice.

The Company’s Proxy Statement is attached. Financial and other information is contained in the Company’s Annual Report to Shareholders, a copy of which accompanies this Notice of Annual Meeting of Shareholders.

By order of the Board of Directors,

Gaither M. Keener, Jr.
Executive Vice President,
General Counsel, Secretary &
Chief Compliance Officer

Mooresville, North Carolina
April 11, 2011

Lowe’s Companies, Inc.

Proxy Statement
for
Annual Meeting of Shareholders
May 27, 2011

GENERAL INFORMATION

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors (“Board of Directors” or “Board”) of Lowe’s Companies, Inc. (“Company” or “Lowe’s”) of proxies to be voted at the Annual Meeting of Shareholders to be held at the Ballantyne Hotel located at 10000 Ballantyne Commons Parkway, Charlotte, North Carolina on Friday, May 27, 2011 at 10:00 a.m., local time.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of our proxy materials to each shareholder of record, we are now furnishing proxy materials to our shareholders on the Internet. If you received only a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request a copy. Instead, the Notice of Internet Availability of Proxy Materials will instruct you how you may access and review the proxy materials over the Internet. The Notice of Internet Availability of Proxy Materials will also instruct you as to how you may submit your proxy over the Internet. If you received only a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, however, you should follow the instructions for requesting those materials included in the Notice.

The Notice of Internet Availability of Proxy Materials is first being sent to shareholders on or about April 11, 2011. The Notice of Annual Meeting of Shareholders, this Proxy Statement and the enclosed form of proxy relating to the 2011 Annual Meeting are also first being made available to shareholders on or about April 11, 2011.

Outstanding Shares

On March 25, 2011, there were 1,318,320,422 shares of Company common stock (“Common Stock”) outstanding and entitled to vote. Shareholders are entitled to one vote for each share held on all matters to come before the meeting.

Who May Vote

Only shareholders of record as of the close of business on March 25, 2011 are entitled to notice of and to vote at the meeting or any postponement or adjournment thereof.

How To Vote

You may vote by proxy or in person at the meeting. If you received a paper copy of the proxy materials by mail, you may vote your shares by proxy by doing any one of the following: vote at the Internet site address listed on your proxy or voting instruction card; call the toll-free number listed on your proxy or voting instruction card; or mail your signed and dated proxy or voting instruction card to our tabulator in the self-addressed envelope provided. If you received only a Notice of Internet Availability of Proxy Materials by mail, you may vote your shares online by proxy at the Internet site address listed on your Notice. You may also request a paper copy of our proxy materials by visiting the Internet site address listed on your Notice, or by calling the toll-free number or sending an e-mail to the e-mail address listed on your Notice. Even if you plan to attend the meeting, we recommend that you vote by proxy prior to the meeting. You can always change your vote as described below.

How Proxies Work

The Board of Directors is asking for your proxy. By giving us your proxy, you authorize the proxyholders (members of Lowe’s management) to vote your shares at the meeting in the manner you direct. If you do not specify how you wish the proxyholders to vote your shares, they will vote your shares “FOR ALL” director nominees, “FOR” ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, “FOR” the approval of the advisory resolution on executive compensation, in favor of a frequency of every “1 YEAR” for future advisory votes on executive compensation, “FOR” the proposal to approve the Lowe’s Companies, Inc. 2011 Annual Incentive Plan and “AGAINST” each of the three shareholder proposals. The proxyholders also will vote your shares according to their discretion on any other matter properly brought before the meeting.

You may receive more than one Notice of Internet Availability of Proxy Materials, more than one e-mail (if you have elected electronic delivery of proxy materials) or more than one paper copy of the proxy materials, including multiple paper copies of this Proxy Statement and multiple proxy or voting instruction cards, depending on how you hold your shares. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice, a separate e-mail or a separate voting instruction card for each brokerage account in which you hold your shares. If you are a shareholder of record and your shares are registered in more than one name, you may receive more than one Notice, more than one e-mail or more than one proxy card. To vote all of your shares by proxy, you must vote at the Internet site address listed on your proxy or voting instruction card, call the toll-free number listed on your proxy or voting instruction card, or sign, date and return each proxy card and voting instruction card that you receive; and vote over the Internet the shares represented by each Notice and e-mail that you receive (unless you have requested and received a proxy or voting instruction card for the shares represented by one or more of those Notices or e-mails).

If for any reason any of the nominees for election as director becomes unavailable for election, discretionary authority may be exercised by the proxyholders to vote for substitutes proposed by the Board of Directors.

Abstentions and shares held of record by a broker or its nominee (“broker shares”) that are voted on any matter are included in determining the number of votes present or represented at the meeting. Broker shares that are not voted on any matter at the meeting are not included in determining whether a quorum is present.

Under New York Stock Exchange (“NYSE”) rules, the proposal to ratify the appointment of the independent registered public accounting firm is considered a “discretionary” matter. This means that brokerage firms may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions. In contrast, the proposals to elect directors, to conduct the advisory votes on executive compensation and on the frequency of holding future advisory votes on executive compensation, and to approve the Lowe’s Companies, Inc. 2011 Annual Incentive Plan and the three shareholder proposals are “non-discretionary” matters, which means that brokerage firms may not use their discretion to vote on such matters without express voting instructions from their customers.

Quorum

In order to carry out the business of the meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person. Shares owned by the Company are not voted and do not count for this purpose.

Revoking Your Proxy

The shares represented by a proxy will be voted as directed unless the proxy is revoked. Any proxy may be revoked before it is exercised by filing with the Secretary of the Company an instrument revoking the proxy or a proxy bearing a later date. A proxy is also revoked if the person who executed the proxy is present at the meeting and elects to vote in person.

Votes Needed

Election of Directors.  In uncontested elections, directors are elected by the affirmative vote of a majority of the outstanding shares of the Company’s voting securities voted at the meeting, including those shares for which votes are “withheld.” In the event that a director nominee fails to receive the required majority vote, the Board of Directors may decrease the number of directors, fill any vacancy, or take other appropriate action. If the number of nominees exceeds the number of directors to be elected, directors will be elected by a plurality of the votes cast by the holders of voting securities entitled to vote in the election.

Advisory Votes on Executive Compensation.  The results of the advisory vote on executive compensation and the advisory vote on the frequency of holding future advisory votes on executive compensation will not be binding on the Company or the Board of Directors. The Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation and the frequency of future advisory votes on executive compensation.

Other Proposals.  Approval of the other proposals and any other matter properly brought before the meeting requires the favorable vote of a majority of the votes cast on the applicable matter at the meeting in person or by proxy.

Our Voting Recommendation

Our Board of Directors recommends that you vote:

•	“FOR ALL” of our nominees to the Board of Directors;

•	“FOR” ratifying Deloitte & Touche LLP as our independent registered public accounting firm;

•	“FOR” the approval of the advisory resolution on executive compensation;

•	In favor of a frequency of every “1 YEAR” for future advisory votes on executive compensation;

•	“FOR” the proposal to approve the Lowe’s Companies, Inc. 2011 Annual Incentive Plan;

•	“AGAINST” the shareholder proposal regarding executive severance agreements;

•	“AGAINST” the shareholder proposal regarding linking pay to performance on sustainability goals; and

•	“AGAINST” the shareholder proposal regarding report on political spending.

Proxy cards that are timely signed, dated and returned but do not contain instructions on how you want to vote will be voted in accordance with our Board of Directors’ recommendations.

Voting Results

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.

Attending In Person

Only shareholders as of the close of business on March 25, 2011, their properly designated proxies and guests of the Company may attend the Annual Meeting. You must present photo identification for admittance. If you are a shareholder of record or hold your shares through the Company’s 401(k) Plan, Employee Stock Purchase Plan or Direct Stock Purchase Program, your name will be verified against the list of shareholders of record or plan or purchase program participants on the record date prior to your admission to the Annual Meeting. If you are not a shareholder of record or a participant in one of the Company’s plans or purchase programs, but hold shares through a broker, trustee or nominee, you must provide proof of beneficial ownership on the record date, such as your most recent account statement prior to March 25, 2011 or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting.

The meeting will begin promptly at 10:00 a.m., local time, and check-in will begin at 8:30 a.m., local time.

Conduct of the Meeting

Pursuant to the Company’s Bylaws, the Chairman of our Board will act as chairman and preside over the Annual Meeting. The Chairman has broad authority to conduct the meeting in an orderly and timely manner. This authority includes making all rulings on matters of procedure at the Annual Meeting, including recognizing shareholders or proxies who wish to speak, determining the extent of discussion on each item of business and managing disruptions or disorderly conduct. In his discretion, the Chairman may also appoint the Company’s Secretary or another officer of the Company as parliamentarian to rule on all questions of procedure at the Annual Meeting.

PROPOSAL ONE:
ELECTION OF DIRECTORS

The Articles of Incorporation of the Company previously divided the Board into three classes, designated Class I, Class II and Class III, with one class standing for election each year for a three-year term. At our 2008 Annual Meeting of Shareholders, the Board of Directors recommended, and shareholders approved, amendments to the Company’s Articles of Incorporation to declassify the Board over a three-year period. Accordingly, beginning with this year’s Annual Meeting and at each Annual Meeting thereafter, all directors will be elected annually.

The number of directors is currently fixed at 12. O. Temple Sloan, Jr., who reached the Board’s mandatory retirement age of 72 during his current term, is retiring as a director immediately before this year’s Annual Meeting and is not standing for reelection. In addition, Robert A. Ingram has notified the Board that he will not stand for reelection as a director at the end of his current term expiring at this year’s Annual Meeting in order to devote more time to other professional commitments requiring increasing amounts of his time. Accordingly, effective on the date of this year’s Annual Meeting, the size of the Board will be reduced to 10 members. On the recommendation of the Governance Committee, the Board of Directors has nominated the 10 persons named below for election as directors this year. If elected, each nominee will serve until his or her term expires at the 2012 Annual Meeting of Shareholders or until his or her successor is duly elected and qualified.

In recommending Peter C. Browning for reelection, the Board’s Governance Committee specifically considered Mr. Browning’s former service on the board of directors of Wachovia Corporation, including his service on several of that board’s committees with responsibility for the oversight of risk management, and the implications of his service on the Company’s shareholders. The Board’s Governance Committee determined that Mr. Browning is nonetheless a highly capable individual who brings significant business experience, including as a former chief executive officer of two companies, and expertise in a number of critical areas to the Company’s Board and unanimously recommended that he be nominated for reelection to the Company’s Board.

Unless authority to vote in the election of directors is withheld, it is the intention of the persons named as proxies to vote “FOR ALL” of the 10 nominees. If at the time of the meeting any of these nominees is unavailable for election as a director for any reason, which is not expected to occur, the proxyholders will vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors.

All of the nominees are currently serving as directors. Except for Raul Alvarez, who was appointed to the Board in August 2010, all of the nominees were elected to the Board at a previous Annual Meeting of the Company’s shareholders. Mr. Alvarez was initially identified as a potential nominee by a non-management director of Lowe’s and recommended for nomination by the Governance Committee.

INFORMATION CONCERNING EXPERIENCE, QUALIFICATIONS,
ATTRIBUTES AND SKILLS OF THE NOMINEES

Raul Alvarez	Director Since: 2010 Age: 55

Mr. Alvarez served as President and Chief Operating Officer of McDonald’s Corporation from August 2006 until his retirement in December 2009. Previously, he served as President of McDonald’s North America from January 2005 to August 2006 and as President of McDonald’s USA from July 2004 to January 2005. Mr. Alvarez joined McDonald’s in 1994 and held a variety of leadership positions during his tenure with the company, including Chief Operations Officer and President of the Central Division, both with McDonald’s USA, and President of McDonald’s Mexico. Before joining McDonald’s, Mr. Alvarez served as both a Corporate Vice President and as Division Vice President — Florida for Wendy’s International, Inc. from 1990 to 1994. Prior to that, he was with Burger King Corporation from 1977 to 1989 where he held a variety of positions including Managing Director of Burger King Spain, President of Burger King Canada, and Regional Vice President for Florida Region. He holds a bachelor’s degree in business administration from the University of Miami. Mr. Alvarez currently serves on the board of directors of Eli Lilly and Company. Mr. Alvarez was a director of McDonald’s Corporation and KeyCorp until 2009. He was also a member of the board of directors of the National Retail Federation Inc., the world’s largest retail trade association, until 2010.

Experience, Qualifications, Attributes and Skills.  Mr. Alvarez brings to the Board over 30 years of experience in the retail industry. As a senior executive of the leading global foodservice retailer and other global restaurant businesses, Mr. Alvarez developed in-depth knowledge of consumer marketing, brand management, global expansion, multi-national operations and strategic planning. His background in these areas, along with his international perspective, is highly valuable to the Board as it continues to focus on the Company’s global expansion.

David W. Bernauer	Director Since: 2007 Age: 67

Mr. Bernauer, whom the Board appointed as Lead Director in May 2010 succeeding O. Temple Sloan, Jr., served as the non-executive Chairman of the board of directors of Walgreen Co., the nation’s largest drugstore chain with approximately 8,000 locations in 50 states, the District of Columbia, Guam and Puerto Rico, from January 2007 until his retirement in July 2007. From January 2002 until July 2006, he served as Chief Executive Officer of Walgreens, at which time he ceased to be Chief Executive Officer and served as executive Chairman of the company until January 2007. Mr. Bernauer previously served as President and Chief Operating Officer of Walgreens and in various management positions, with increasing areas of responsibility, since joining Walgreens in 1966. Mr. Bernauer currently serves on the boards of directors of NBTY, Inc. and Office Depot, Inc., where he is not standing for reelection at the company’s annual meeting in April 2011.

Experience, Qualifications, Attributes and Skills.  In addition to his strong leadership and broad business management skills developed as the Chief Executive Officer of the nation’s largest drugstore chain, Mr. Bernauer brings more than 40 years of retail industry experience to Lowe’s Board, including an in-depth knowledge of the challenges of managing a rapidly-expanding store base, store operations, marketing, merchandising, finance, and information technology.

Leonard L. Berry, Ph.D	Director Since: 1998 Age: 68

Dr. Berry is a Distinguished Professor of Marketing, Presidential Professor for Teaching Excellence and holds the M.B. Zale Chair in Retailing and Marketing Leadership in the Mays Business School at Texas A&M University. Dr. Berry has been a Professor of Marketing at Texas A&M University, since 1982, and a Professor of Humanities in Medicine in the College of Medicine at The Texas A&M University System Health Science Center, since 2004. He is also the founder of the Center for Retailing Studies at Texas A&M University. An accomplished author, he has published numerous articles and a series of books on service management, marketing and quality. Dr. Berry currently serves on the boards of directors of Darden Restaurants, Inc. and Genesco Inc.

Experience, Qualifications, Attributes and Skills.  Dr. Berry’s extensive academic background in teaching and conducting research in marketing is a valuable asset to Lowe’s Board in support of understanding customer expectations, improving service quality and building a strong services brand for Lowe’s.

Peter C. Browning	Director Since: 1998 Age: 69

Mr. Browning has been the managing director of Peter C. Browning & Associates, LLC, a board advisory consulting firm, since 2009. Mr. Browning has also served as Lead Director of Nucor Corporation, a steel manufacturer, since May 2006, and non-executive Chairman, from September 2000 to May 2006. Prior to that, he was the Dean of the McColl Graduate School of Business at Queens University of Charlotte, North Carolina, from March 2002 to May 2005. From 1998 to 2000, Mr. Browning was President and Chief Executive Officer, from 1996 to 1998, President and Chief Operating Officer, and from 1993 to 1996, Executive Vice President of Sonoco Products Company, a manufacturer of industrial and consumer packaging products. Before joining Sonoco, Mr. Browning was Chairman, President and Chief Executive Officer of National Gypsum Company, a manufacturer and supplier of building and construction products, from 1990 to 1993. He currently serves on the boards of directors of Acuity Brands, Inc., EnPro Industries, Inc. and Nucor Corporation, and was a director of Wachovia Corporation and The Phoenix Companies, Inc. until 2008 and 2009, respectively.

Experience, Qualifications, Attributes and Skills.  Mr. Browning brings a unique breadth and depth of experience and expertise to Lowe’s Board, including board governance, board performance and dynamics and executive leadership transition and succession planning. Mr. Browning also brings to Lowe’s Board industry experience in the building and construction products sector.

Dawn E. Hudson	Director Since: 2001 Age: 53

Ms. Hudson is Vice Chair of The Parthenon Group, an advisory firm focused on business strategy consulting. Ms. Hudson was the President and Chief Executive Officer of Pepsi-Cola North America, the multi-billion dollar refreshment beverage unit of PepsiCo, Inc. in the United States and Canada until November 2007, where she served as President since May 2002 and Chief Executive Officer since March 2005. Previously, Ms. Hudson also served as Chief Executive Officer of the PepsiCo Foodservice Division from March 2005 to November 2007. Prior to joining PepsiCo, Ms. Hudson spent 13 years in the marketing, advertising and branding strategy arena with leadership positions at major agencies such as D’Arcy Masius Benton & Bowles and Omnicom. She currently serves on the boards of directors of Allergan, Inc. and P.F. Chang’s China Bistro, Inc.

Experience, Qualifications, Attributes and Skills.  Ms. Hudson brings to Lowe’s Board extensive experience in executive leadership spanning consumer goods, foodservice and communication companies. In addition, as a former marketing executive, Ms. Hudson brings valuable expertise and insights in leveraging national brands, proprietary brand development and consumer behavior to Lowe’s Board.

Robert L. Johnson	Director Since: 2005 Age: 65

Mr. Johnson is the founder and Chairman of The RLJ Companies, which owns or holds interests in a diverse portfolio of companies in the banking, private equity, real estate, hospitality, professional sports (including the NBA Charlotte Bobcats), film production, gaming and automobile dealership industries. Prior to forming The RLJ Companies, he was founder and Chairman of Black Entertainment Television (BET), which was acquired in 2001 by Viacom Inc., a media-entertainment holding company. Mr. Johnson continued to serve as Chief Executive Officer of BET until 2006. He currently serves on the boards of directors of KB Home and Strayer Education, Inc. He was a director of Hilton Hotels Corporation until 2006.

Experience, Qualifications, Attributes and Skills.  As a successful business leader and entrepreneur, Mr. Johnson brings to Lowe’s Board his experience in a number of critical areas, including real estate, finance, brand development, multicultural marketing and providing customer satisfaction.

Marshall O. Larsen	Director Since: 2004 Age: 62

Mr. Larsen has served as Chairman of Goodrich Corporation, a supplier of systems and services to the aerospace and defense industry, since October 2003, and President and Chief Executive Officer, since February 2002 and April 2003, respectively. Prior to that, Mr. Larsen was Chief Operating Officer of Goodrich from February 2002 to April 2003, and Executive Vice President and President and Chief Operating Officer of Goodrich Aerospace division of Goodrich from 1995 to 2002. He currently serves on the board of directors of Becton, Dickinson and Company.

Experience, Qualifications, Attributes and Skills.  As Chairman and Chief Executive Officer of a publicly traded company for the past seven years, Mr. Larsen has developed strong executive leadership and strategic management skills. Mr. Larsen also brings to Lowe’s Board 30 years of domestic and international business experience, including expertise in a number of critical areas, such as accounting and finance, retail sales and marketing.

Richard K. Lochridge	Director Since: 1998 Age: 67

Mr. Lochridge is the founder and served as President of Lochridge & Company, Inc., a general management consulting firm, from 1986 until September 2010. He currently serves on the boards of directors of Dover Corporation and PetSmart, Inc. He was a director of John H. Harland Company until 2007.

Experience, Qualifications, Attributes and Skills.  Mr. Lochridge brings to Lowe’s Board his more than 40 years of experience as a consultant working closely with senior management on operational and organizational strategies and challenges at leading companies across a broad range of industries, including a number of large retailers with international operations.

Robert A. Niblock	Director Since: 2004 Age: 48

Mr. Niblock has served as Chairman of the Board and Chief Executive Officer of Lowe’s Companies, Inc., since January 2005. Prior to that, he served as President of Lowe’s from 2003 to 2006. Mr. Niblock joined Lowe’s in 1993, and during his career with the Company, has served as Vice President and Treasurer, Senior Vice President — Finance, and Executive Vice President and Chief Financial Officer. Before joining Lowe’s, Mr. Niblock had a nine-year career with accounting firm Ernst & Young. He currently serves on the board of directors of ConocoPhillips. Mr. Niblock has also been a member, since 2003, and is the immediate past Chairman of the board of directors of the Retail Industry Leaders Association (RILA), a trade association based in Arlington, VA for the retail industry that includes nine of the top 10 U.S. retailers among its members.

Experience, Qualifications, Attributes and Skills.  During his 18-year career with the Company, Mr. Niblock has held a number of different positions with the Company, gaining a deep understanding of Lowe’s operations and its organizational culture and values. With a background in accounting, Mr. Niblock also brings accounting and related financial management experience to Lowe’s Board.

Stephen F. Page	Director Since: 2003 Age: 71

Mr. Page served as Vice Chairman and Chief Financial Officer of United Technologies Corporation (UTC), a manufacturer of high-technology products and services to the building systems and aerospace industries, from 2002 until his retirement in 2004. From 1997 to 2002, Mr. Page was President and Chief Executive Officer of Otis Elevator Company, a subsidiary of UTC and from 1993 to 1997, Executive Vice President and Chief Financial Officer of UTC. Prior to joining UTC in 1993, Mr. Page was Chief Financial Officer and Executive Vice President of The Black & Decker Corporation, a global manufacturer and marketer of power tools and accessories, hardware and home improvement products, and technology based fastening systems. He currently serves on the boards of directors of Liberty Mutual Holding Company, Inc. and PACCAR Inc.

Experience, Qualifications, Attributes and Skills.  In serving as Chief Financial Officer for two public companies and as a certified public accountant for the past 40 years, Mr. Page has developed strong accounting and financial management skills, which are a valuable asset to Lowe’s Board, particularly in his role as Chairman of the Audit Committee. Mr. Page also brings to Lowe’s Board his demonstrated leadership abilities as a former Chief Executive Officer and an understanding of business, both domestically and internationally. Mr. Page also practiced corporate law for approximately 10 years.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Corporate Governance Guidelines and Code of Business Conduct and Ethics

The Board of Directors has adopted Corporate Governance Guidelines setting forth guidelines and standards with respect to the role and composition of the Board, the functioning of the Board and its committees, the compensation of directors, succession planning and management development, the Board’s and its committees’

access to independent advisers and other matters. The Governance Committee of the Board of Directors regularly reviews and assesses corporate governance developments and recommends to the Board modifications to the Corporate Governance Guidelines as warranted. The Company has also adopted a Code of Business Conduct and Ethics (“Code”) for its directors, officers and employees. The Corporate Governance Guidelines and Code are posted on the Company’s website at www.Lowes.com/investor.

Director Independence

Lowe’s Corporate Governance Guidelines provide that in accordance with long-standing policy, a majority of the members of the Company’s Board of Directors must qualify as independent directors. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Company. The Board has adopted Categorical Standards for Determination of Director Independence (“Categorical Standards”) to assist the Board in making determinations of independence. A copy of these Categorical Standards is attached as Appendix A to this Proxy Statement.

The Governance Committee and the Board have evaluated the transactions, relationships or arrangements between each director (and his or her immediate family members and related interests) and the Company in each of the most recent three completed fiscal years. They include the following, all of which were entered into by the Company in the ordinary course of business:

•	O. Temple Sloan, Jr. was a member of the board of directors of Bank of America Corporation until May 2009, and Peter C. Browning and Robert A. Ingram were until December 2008 members of the board of directors of Wachovia Corporation. The Company has commercial banking and capital markets relationships with subsidiaries of Bank of America Corporation and with former subsidiaries of Wachovia Corporation, which merged with Wells Fargo and Company, effective December 31, 2008. Each of them is or was a less than 1% shareholder of the respective bank holding companies.

•	O. Temple Sloan, Jr. is Chairman of the board of directors and an approximately 1% shareholder of Highwoods Properties, Inc., a real estate investment trust from which the Company leased a facility for a data center until June 2010 when Highwoods Properties, Inc. sold the property.

•	Stephen F. Page is a director of Liberty Mutual Holding Company, Inc. The Company purchases insurance from several of its subsidiaries covering various business risks. Subsidiaries of this company also administer Lowe’s short-term disability plan and the family and medical leave program for Lowe’s employees.

•	Robert L. Johnson was a member of the board of directors and a significant shareholder of the parent holding company of Urban Trust Bank until September 2010, which the Company uses as a depositary bank. Mr. Johnson controlled and was an officer of the organization that owned the Charlotte Bobcats NBA team until March 2010 when he sold majority interest of that organization to Michael Jordan and MJ Basketball Holdings, LLC. The Company has a multi-year sponsorship agreement with the team that provides marketing and advertising benefits for the Company.

•	Richard K. Lochridge is a director and less than 1% shareholder of Dover Corporation, which is a vendor to Lowe’s for various products.

•	David W. Bernauer is a director (until this year’s annual meeting of its shareholders) and less than 1% shareholder of Office Depot, Inc. from which the Company purchases office equipment and supplies.

•	Peter C. Browning is a director and less than 1% shareholder of Acuity Brands, Inc. from which the Company purchases various lighting products.

In addition, the Board considered the amount of the Company’s discretionary charitable contributions in each of the most recent three completed fiscal years to charitable organizations where a director, or a member of his or her immediate family, serves as a director or trustee.

As a result of this evaluation, the Board has affirmatively determined, upon the recommendation of the Governance Committee, that currently each director, other than Robert A. Niblock, and all of the members of the Audit Committee, Compensation Committee and Governance Committee, are “independent” within the Company’s Categorical Standards and the NYSE rules, and, in the case of Audit Committee members, the separate SEC requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company other than their compensation as directors.

Compensation of Directors

Annual Retainer Fees.  Directors who are not employed by the Company are paid an annual retainer of $75,000, and non-employee directors who serve as a committee chairman receive an additional $15,000 annually, or $25,000 annually in the case of the Audit Committee Chairman, for serving in such position. The independent Lead Director receives an additional retainer of $25,000 per year. Directors who are employed by the Company receive no additional compensation for serving as directors. The annual retainer amount was last increased in 2002.

Stock Awards.  In May 2005, shareholders approved the Lowe’s Companies, Inc. Amended and Restated Directors’ Stock Option and Deferred Stock Unit Plan (the “Directors’ Plan”), allowing the Board to elect to grant deferred stock units or options to purchase Common Stock at the first directors’ meeting following the Annual Meeting of Shareholders each year (the “Award Date”) to non-employee directors. Beginning with the directors’ meeting following the Annual Meeting of Shareholders held May 27, 2005, it has been the Board’s policy to grant only deferred stock units. A deferred stock unit represents the right to receive one share of Lowe’s Common Stock. The annual grant of deferred stock units for each of the Company’s directors who is not employed by the Company is determined by taking the annual grant amount of $115,000 and dividing it by the closing price of a share of Lowe’s Common Stock as reported on the NYSE on the Award Date, which amount is then rounded up to the next 100 units. The deferred stock units receive dividend equivalent credits, in the form of additional units, for any cash dividends subsequently paid with respect to Common Stock. All units credited to a director are fully vested and will be paid in the form of Common Stock after the termination of the director’s service.

The Directors’ Plan expired by its terms in 2008. At our 2009 Annual Meeting of Shareholders, the Board of Directors recommended, and shareholders approved, amendments to the Lowe’s Companies, Inc. 2006 Long Term Incentive Plan (the “2006 LTIP”) that made the Company’s non-employee directors eligible to participate in that plan. Under the amended and restated 2006 LTIP, the Board of Directors is continuing to grant deferred stock units following the Annual Meeting each year to non-employee directors. The annual grant is determined as it was previously determined under the Directors’ Plan, subject to change by the Board of Directors upon recommendation of the Executive Committee.

Deferral of Annual Retainer Fees.  In 1994, the Board adopted the Lowe’s Companies, Inc. Directors’ Deferred Compensation Plan. This plan allows each non-employee director to defer receipt of all, but not less than all, of the annual retainer and any committee chairman or Lead Director fees otherwise payable to the director in cash. Deferrals are credited to a bookkeeping account and account values are adjusted based on the investment measure selected by the director. One investment measure adjusts the account value based on interest calculated in the same manner and at the same rate as interest on amounts invested in the short-term interest fund option available to employees participating in the Lowe’s 401(k) Plan, a tax-qualified, defined contribution plan sponsored by the Company. The other investment measure assumes that the deferrals are invested in Lowe’s Common Stock with reinvestment of all dividends. A director may allocate deferrals between the two investment measures in 25% multiples. Account balances may not be reallocated between the investment measures. Account balances are paid in cash in a single sum payment following the termination of a director’s service.

The following table summarizes the compensation paid to non-employee directors during fiscal year 2010:

Director Compensation Table
Fiscal Year 2010

	Fees Earned or	Stock	Options
	Paid in Cash	Awards	Awards	Total
Name	($)	($)(1)	($)(2)	($)

Raul Alvarez	$18,750	0	0	$18,750
David W. Bernauer	$95,000	$116,325	0	$211,325
Leonard L. Berry	$75,000	$116,325	0	$191,325
Peter C. Browning	$75,000	$116,325	0	$191,325
Dawn E. Hudson	$75,000	$116,325	0	$191,325
Robert A. Ingram	$75,000	$116,325	0	$191,325
Robert L. Johnson	$75,000	$116,325	0	$191,325
Marshall O. Larsen	$90,000	$116,325	0	$206,325
Richard K. Lochridge	$75,000	$116,325	0	$191,325
Stephen F. Page	$100,000	$116,325	0	$216,325
O. Temple Sloan, Jr.	$105,000	$116,325	0	$221,325

(1)	The dollar amount shown for these stock awards represents the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 “Compensation — Stock Compensation” (FASB ASC Topic 718) for 4,700 deferred stock units granted to each director, with the exception of Raul Alvarez (who was not a director on the Award Date), in fiscal year 2010. See Note 8, “Accounting for Share-Based Payment,” to the Company’s consolidated financial statements in its Annual Report on Form 10-K for the fiscal year ended January 28, 2011 for additional information about the Company’s accounting for share-based compensation arrangements, including the assumptions used for calculating the grant date value of the deferred stock units. These amounts do not correspond to the actual value that may be recognized by a director with respect to these awards when they are paid in the form of Common Stock after the termination of the director’s service. As of January 28, 2011, each non-employee director, with the exception of Messrs. Alvarez and Bernauer, held 27,081 deferred stock units. As of January 28, 2011, Mr. Bernauer (who was first elected a director on May 25, 2007) held 19,832 deferred stock units, while Mr. Alvarez (who was first elected a director on August 20, 2010) did not hold any deferred stock units.

(2)	As of January 28, 2011, non-employee directors held options, all of which are vested, to acquire shares of Lowe’s Common Stock previously granted to them under the Directors’ Plan as shown in the table below.

Total
Outstanding
Name	(#)

Raul Alvarez	0
David W. Bernauer	0
Leonard L. Berry	8,000
Peter C. Browning	8,000
Dawn E. Hudson	8,000
Robert A. Ingram	8,000
Robert L. Johnson	0
Marshall O. Larsen	8,000
Richard K. Lochridge	8,000
Stephen F. Page	8,000
O. Temple Sloan, Jr.	8,000

Board Meetings, Committees of the Board and Board Leadership Structure

Attendance at Board and Committee Meetings.  During fiscal year 2010, the Board of Directors held five meetings. All incumbent directors attended at least 75% of the aggregate of all meetings of the Board and the committees on which they served, with the exception of Robert L. Johnson, who attended 73% of the meetings of the Board and the committees on which he served.

Board Leadership Structure.  Robert A. Niblock currently holds the positions of Chairman of the Board and Chief Executive Officer of the Company. The Corporate Governance Guidelines of the Company provide for an independent Lead Director to be elected by the independent directors annually at the meeting of the Board of Directors held in conjunction with the Annual Meeting of Shareholders. In May 2010, the Board appointed David W. Bernauer to serve as Lead Director of the Company, succeeding O. Temple Sloan, Jr. in that position. The Corporate Governance Guidelines provide that the Lead Director will:

•	preside at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the non-management directors;

•	serve as a liaison between the Chairman and the independent directors;

•	approve information sent to the Board;

•	approve meeting agendas for the Board;

•	approve meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	have the authority to call meetings of the independent directors; and

•	be available for consultation and direct communication with major shareholders upon request at the direction of the Chief Executive Officer.

The Lead Director also serves as the Chairperson of the Governance Committee of the Board of Directors, which functions as the Board’s nominating committee as well, and is comprised entirely of independent directors.

The Board believes that the Company’s current leadership structure with the combined Chairman/CEO leadership role promotes unified leadership and direction for the Company, which allows for a single, clear focus for management to execute the Company’s strategy and business plans. The Board also believes that having an independent Lead Director whose responsibilities closely parallel those of an independent Chairman ensures that the appropriate level of independent oversight is applied to all Board decisions.

Board’s Role in the Risk Management Process.  Management must take a wide variety of risks to enhance shareholder value. It is the Board of Directors’ responsibility to ensure that management has established and adequately resourced processes for identifying and preparing the Company to manage those risks effectively. It is also the Board’s responsibility to challenge management regularly to demonstrate that those processes are effective in operation.

Lowe’s has adopted the concept of enterprise risk management (“ERM”) using the framework issued in 2004 by the Committee of Sponsoring Organizations of the Treadway Commission. The Company’s Senior Vice President and Chief Risk Officer, who reports directly to the Chairman and CEO, is responsible for implementing the Company’s ERM processes. During the extended Board meeting held each November, he presents to the Board a comprehensive review of the Company’s ERM processes. His presentation includes an update on any significant new risks that have been identified and assessed during the year and the strategies management has developed for managing them. During his presentation, the directors actively discuss with him and other members of management present the risks that have been identified to gain a deeper understanding of the risks the Company faces and establish a mutual understanding between the Board and management regarding the Company’s willingness to take risks and the strategies to be used to manage them. The Company’s Senior Vice President and Chief Risk Officer also presents updates on the Company’s ERM processes at other meetings of the Board during the year.

Although the Board of Directors believes that oversight of the Company’s ERM processes is a responsibility of the full Board, the Audit Committee of the Board addresses at each of its regular meetings risk oversight of the Company’s major financial exposures and the steps management has taken to identify, assess, monitor, control, remediate and report such exposures. The Audit Committee also reviews periodically with the Company’s Executive Vice President and General Counsel legal matters that may have a material adverse impact on the

Company’s financial statements, compliance with laws and any material reports received from regulatory agencies. And finally, as noted in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee of the Board annually conducts a self audit of the risk associated with the Company’s non-equity and equity incentive plans.

The Board believes that its oversight of the Company’s ERM processes benefits from having one person serve as the Chairman of the Board and CEO. With his in-depth knowledge and understanding of the Company’s operations, Mr. Niblock, as Chairman and CEO, is better able to bring key strategic and business issues and risks to the Board’s attention than would a non-executive Chairman of the Board. The role of the Board’s Audit Committee, which consists of fully independent directors, in the oversight of the Company’s major financial exposures, preserves the benefit of independent risk oversight along with full Board responsibility and review.

Executive Sessions of the Non-Management Directors.  The non-management directors, all of whom are independent, met in executive session at each of the five regularly scheduled Board meetings in fiscal year 2010. The Company’s Lead Director presides over these executive sessions, and, in the Lead Director’s absence, the non-management directors may select another non-management director present to preside.

Attendance at Annual Meetings of Shareholders.  Directors are expected to attend the Annual Meeting of Shareholders. All 11 of the Company’s directors in office at the time attended last year’s Annual Meeting of Shareholders, except O. Temple Sloan, Jr. who was unable to attend because of a prior conflict.

Committees of the Board of Directors and their Charters.  The Board has four standing committees: the Audit Committee, the Compensation Committee, the Executive Committee and the Governance Committee. Each of these committees, other than the Executive Committee, acts pursuant to a written charter adopted by the Board of Directors. The Executive Committee operates in accordance with the Company’s Bylaws and Corporate Governance Guidelines. A copy of each written committee charter and the Corporate Governance Guidelines are available on our website at www.Lowes.com/investor.

How to Communicate with the Board of Directors and Independent Directors.  Interested persons wishing to communicate with the Board of Directors may do so by sending a written communication addressed to the Board or to any member individually in care of Lowe’s Companies, Inc., 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117. Interested persons wishing to communicate with the independent directors as a group may do so by sending a written communication addressed to David W. Bernauer, as Lead Director, in care of Lowe’s Companies, Inc., 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117. Any communication addressed to a director that is received at Lowe’s principal executive offices will be delivered or forwarded to the individual director as soon as practicable. Lowe’s will forward all communications received from its shareholders or other interested persons that are addressed simply to the Board of Directors to the Lead Director or to the chairman of the committee of the Board of Directors whose purpose and function is most closely related to the subject matter of the communication.

Audit Committee

Number of Members:	Six

Members:	Stephen F. Page (Chairman), Raul Alvarez, David W. Bernauer, Leonard L. Berry, Peter C. Browning, and O. Temple Sloan, Jr.

Number of Meetings in Fiscal Year 2010:	Seven

Purpose and Functions:
The primary purpose of the Audit Committee is to assist the Board of Directors in monitoring (A) the integrity of the Company’s financial statements, (B) compliance by the Company with its established internal controls and applicable legal and regulatory requirements, (C) the performance of the Company’s internal audit function and independent registered public accounting firm, and (D) the independent registered public accounting firms’ qualifications and independence. In addition, the Audit Committee is responsible for preparing the Report of the Audit Committee included in this Proxy Statement. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accounting firm. In addition, the Audit Committee is solely responsible for pre- approving all engagements related to audit, review and attest reports required under the securities laws, as well as any other engagements permissible under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for services to be performed for the Company by its independent registered public accounting firm, including the fees and terms applicable thereto. The Audit Committee is also responsible for reviewing and concurring with the Company’s Chief Risk Officer in the appointment, appraisal, replacement, reassignment or dismissal of the Vice President of Internal Audit. The Audit Committee reviews the general scope of the Company’s annual audit and the fees charged by the independent registered public accounting firm for audit services, audit-related services, tax services and all other services; reviews with the Company’s Vice President of Internal Audit the staffing, training and development, and the work of the Internal Audit Department; reviews the Company’s financial statements and the critical accounting policies and practices used by management; reviews audit results and other matters relating to the adequacy of the Company’s internal controls; and reviews with the Company’s General Counsel and Chief Compliance Officer legal matters and the program of monitoring compliance with the Company’s Code. The Audit Committee has established procedures for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters. Each member of the Audit Committee is “financially literate,” as that term is defined under NYSE rules, and qualified to review and assess financial statements. The Board of Directors has determined that more than one member of the Audit Committee qualifies as an “audit committee financial expert,” as such term is defined by the SEC, and has designated Stephen F. Page, Chairman of the Audit Committee, as an audit committee financial expert. Each member of the Audit Committee is also “independent” as that term is defined under Rule 10A-3(b)(l)(ii) of the Exchange Act, the Categorical Standards and the rules of the NYSE. The members of the Audit Committee annually review the Audit Committee Charter and conduct an annual performance evaluation of the Audit Committee performance with the assistance of the Governance Committee.

Compensation Committee

Number of Members:	Five

Members:	Marshall O. Larsen (Chairman), Dawn E. Hudson, Robert A. Ingram, Robert L. Johnson, and Richard K. Lochridge

Number of Meetings in Fiscal Year 2010:	Five

Purpose and Functions:
The primary purpose of the Compensation Committee is to discharge the responsibilities of the Board of Directors relating to compensation for the Company’s executives. The Compensation Committee annually reviews and approves the corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluates the Chief Executive Officer’s performance in light of these established goals and objectives and, based upon this evaluation, determines and approves the Chief Executive Officer’s annual compensation, which it forwards to the Board for ratification by the independent directors. The Compensation Committee also reviews and approves the compensation of all other executive officers of the Company, and reviews and approves all annual management incentive plans and all awards under multi-year incentive plans, including equity- based incentive arrangements authorized under the Company’s equity incentive compensation plans. The Compensation Committee is also responsible for reviewing and discussing with management the Company’s Compensation Discussion and Analysis and recommending to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report and Proxy Statement. See “Executive Officer Compensation — Compensation Discussion and Analysis” elsewhere in this Proxy Statement for a more detailed description of the Company’s processes and procedures for the consideration and determination of executive compensation. In addition, the Compensation Committee is responsible for preparing the Compensation Committee Report included in this Proxy Statement. The Compensation Committee conducts an annual performance evaluation of its performance with the assistance of the Governance Committee. Each member of the Compensation Committee is “independent” within the meaning of the Categorical Standards and the rules of the NYSE.

Executive Committee

Number of Members:	Four

Members:	Robert A. Niblock (Chairman), David W. Bernauer, Marshall O. Larsen, and Stephen F. Page

Number of Meetings in Fiscal Year 2010:	Four

Purpose and Functions:
The Executive Committee is generally authorized to have and to exercise all powers of the Board, except those reserved to the Board of Directors by the North Carolina Business Corporation Act or the Bylaws. Under the Company’s Corporate Governance Guidelines, the Executive Committee is given responsibilities related to succession planning for the Chairman and the Chief Executive Officer and for recommending any changes in director compensation to the Board of Directors for approval.

Governance Committee

Number of Members:	Eleven

Members:
David W. Bernauer (Chairman), Raul Alvarez, Leonard L. Berry, Peter C. Browning, Dawn E. Hudson, Robert A. Ingram, Robert L. Johnson, Marshall O. Larsen, Richard K. Lochridge, Stephen F. Page and O. Temple Sloan, Jr.

Number of Meetings in Fiscal Year 2010:	Five

Purpose and Functions:
The purpose of the Governance Committee, which functions both as a governance and as a nominating committee, is to (A) identify and recommend individuals to the Board for nomination as members of the Board and its committees consistent with the criteria approved by the Board, (B) develop and recommend to the Board the Corporate Governance Guidelines applicable to the Company, and (C) oversee the evaluation of the Board, its committees and the Chief Executive Officer of the Company. The Governance Committee’s nominating responsibilities include (1) developing criteria for evaluation of candidates for the Board and its committees, (2) screening and reviewing candidates for election to the Board, (3) recommending to the Board the nominees for directors to be appointed to fill vacancies or to be elected at the next Annual Meeting of Shareholders, (4) assisting the Board in determining and monitoring whether or not each director and nominee is “independent” within the meaning of the Categorical Standards and applicable rules and laws, (5) recommending to the Board for its approval the membership and chairperson of each committee of the Board, and (6) assisting the Board in annual performance evaluation of the Board and each of its committees.

The Governance Committee will consider nominees recommended by shareholders, and its process for doing so is no different than its process for screening and evaluating candidates suggested by directors, management of the Company or third parties. The Bylaws require that any such recommendation should be submitted in writing to the Secretary of the Company not less than 120 days nor more than 150 days prior to the first anniversary of the preceding year’s Annual Meeting of Shareholders. If mailed, such notice shall be deemed to have been given when received by the Secretary. A shareholder’s nomination for director shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director, (1) information relating to such person similar in substance to that required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act, (2) such person’s written consent to being named as a nominee and to serving as a director if elected, and (3) such person’s written consent to provide information that the Board of Directors reasonably requests to determine whether such person qualifies as an independent director under the Company’s Corporate Governance Guidelines, and (ii) as to the shareholder giving the notice, (A) the name and address, as they appear on the Company’s books, of such shareholder and any Shareholder Associated Person (as defined in the Bylaws) covered by clauses (B) and (C), (B) the number of shares of Common Stock which are owned of record or beneficially by such shareholder and by any Shareholder Associated Person with respect to the Company’s securities and (C) any derivative positions held of record or beneficially by the shareholder and any Shareholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of, such shareholder or any Shareholder Associated Person with respect to the Company’s securities. At the request of the Board of Directors, any person nominated by the Board for election as a director shall furnish to the Secretary that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions prescribed by the Bylaws and, if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded. The Company’s Bylaws are filed as an exhibit to the Company Annual Report to the SEC on Form 10-K.

The Governance Committee is committed to having diverse individuals from different backgrounds with varying perspectives, professional experience, education and skills serving as directors. In identifying nominees for election and reelection to the Board, the Governance Committee considers persons with a variety of perspectives, professional experience, education and skills that possess the following qualifications as set forth in the Company’s Corporate Governance Guidelines:

• broad training and experience in policy-making decisions in business, government, education or technology;

• expertise that is useful to the Company and complementary to the background and experience of other directors;

• willingness to devote the amount of time necessary to carry out the duties and responsibilities of Board membership;

• commitment to serve on the Board over a period of several years in order to develop knowledge about the Company’s principal operations; and

• willingness to represent the best interests of all shareholders and objectively appraise management performance.

Prior to nominating persons for election or reelection to the Board each year, the Governance Committee reviews the composition of the Board, including the perspectives, professional experiences, education, skills and qualifications of its members.

The Governance Committee oversees the process by which the Board annually evaluates its performance. This process is multi- faceted and includes gathering and analyzing data to evaluate the performance of the Board, the Committees of the Board and individual directors. The data to evaluate the quality and impact of an individual director’s service is gathered by having directors complete a self-assessment questionnaire and by having each director assess the performance of all other directors. A third party collects these peer evaluations and, working through the Chairman of the Governance Committee, provides each director with a summary of the results. The Committee’s goal is to use the results of the assessment process to enhance the Board’s functioning as a strategic partner with management as well as the Board’s ability to carry out its traditional monitoring function.

Under the Company’s policy for review, approval or ratification of transactions with related persons, the Governance Committee reviews all transactions, arrangements or relationships that are not pre-approved under the policy and could potentially be required to be reported under the rules of the SEC for disclosure of transactions with related persons and either approves, ratifies or disapproves of the Company’s entry into them.

Each member of the Governance Committee is “independent” within the meaning of the Categorical Standards and the current listing rules of the NYSE. The Governance Committee annually reviews and evaluates its own performance.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table shows the beneficial ownership of Common Stock as of March 25, 2011, except as otherwise noted, by each director, the named executive officers listed in the Summary Compensation Table, and the directors and executive officers as a group. Except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the securities beneficially owned by them as set forth opposite their name, subject to community property laws where applicable.

	Number of
	Shares	Percent of
Name or Number of Persons in Group	(#)(1)	Class

Raul Alvarez	0	*
David W. Bernauer	29,922	*
Leonard L. Berry	61,670	*
Gregory M. Bridgeford	930,032	*
Peter C. Browning	50,696	*
Charles W. Canter, Jr.	773,138	*
Dawn E. Hudson	38,484	*
Robert F. Hull, Jr.	794,038	*
Robert A. Ingram	35,204	*
Robert L. Johnson	27,204	*
Marshall O. Larsen	37,204	*
Richard K. Lochridge	53,428	*
Robert A. Niblock	2,925,447	*
Stephen F. Page	39,204	*
O. Temple Sloan, Jr.	238,684	*
Larry D. Stone	1,692,249	*
Directors and Executive Officers as a Group (27 total)	10,501,337	*

*	Represents holdings of less than 1%.

(1)	Includes shares that may be acquired or issued within 60 days under the Company’s stock option and award plans as follows: Mr. Bernauer 19,922 shares; Dr. Berry 35,204 shares; Mr. Bridgeford 486,334 shares; Mr. Browning 35,204 shares; Mr. Canter 474,624 shares; Ms. Hudson 35,204 shares; Mr. Hull 528,667 shares; Mr. Ingram 35,204 shares; Mr. Johnson 27,204 shares; Mr. Larsen 35,204 shares; Mr. Lochridge 35,204 shares; Mr. Niblock 1,957,334 shares; Mr. Page 35,204 shares; Mr. Sloan 35,204 shares; Mr. Stone 912,000 shares; and all directors and executive officers as a group 6,344,993 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of Forms 3 and 4, and any amendments thereto, furnished to the Company pursuant to Rule 16a-3(e) of the Exchange Act during fiscal year 2010, and Forms 5, and any amendments thereto, furnished to the Company with respect to fiscal year 2010, and other written representations from certain reporting persons, the Company believes that all filing requirements under Section 16(a) applicable to its officers, directors and greater than 10% beneficial owners have been complied with during fiscal year 2010 and prior fiscal years, except as follows: Stephen F. Page, a director, filed a late Form 4 showing a change in the form of his beneficial ownership of Common Stock formerly held by a trust for the benefit of his deceased spouse.

EXECUTIVE OFFICER COMPENSATION

A.	Compensation Discussion and Analysis

This section of the Proxy Statement provides you a thorough description and analysis of the Company’s executive compensation program. The Compensation Committee of the Board of Directors (the “Committee”) administers the program for all executive officers of the Company, including the executives named in the disclosure tables that follow this Compensation Discussion and Analysis. As you review this section, you will see that the Committee believes strongly in pay for performance and continued to administer the executive compensation program in 2010 with the pay for performance philosophy firmly in mind.

You will have the opportunity for the first time at this year’s Annual Meeting to endorse or not endorse the Lowe’s executive compensation program through the shareholder advisory vote on executive compensation (commonly known as a “say-on-pay” vote) included as Proposal Three in this Proxy Statement. We encourage you to review this section of the Proxy Statement prior to casting your advisory vote on the “say-on-pay” proposal.

Summary of 2010 Compensation Actions

During 2010, the economy showed signs of recovery but the home improvement industry continued to be challenged by high unemployment, lower home prices, tighter consumer credit, modest growth in personal disposable income and low housing turning. In view of the challenges, the Company focused on operating efficiently, managing expenses and gaining market share in a constrained growth environment.

As measured by our comparable store sales increase of 1.3% (our first comparable store sales increase for the year since 2005) and by the following performance measures under the annual incentive plan, the focus on efficient operations produced solid 2010 results:

	Annual Incentive Plan Performance Measures
	2010	2009	Percentage Change

Earnings Before Interest and Taxes	$3.560 billion	$3.112 billion	14.40%
Sales	$48.815 billion	$47.220 billion	3.38%

The Company’s executives earned above target annual incentive awards for 2010 for achieving these results, as described on page 22.

The Committee maintained the freeze on executive base salaries for a second consecutive year, as described on page 21, and made long-term incentive plan awards in accordance with past practice, as described on pages 22 through 24. The long-term incentive awards included the same mix of stock options and time-vested restricted stock (each weighted 50%) as the awards made in 2009. The Committee included the time-vested restricted stock in the long-term incentive awards due to the continuing uncertainty in the home improvement industry and to aid in the retention of senior management employees.

In late 2010, the Committee completed a thorough study of several alternative designs for the inclusion of performance-vested equity grants in future long-term incentive plan awards and finalized a new design for long-term incentive plan awards. The 2011 long-term incentive awards will include a mix of stock options, performance shares and time-vested restricted stock (each weighted 33 1/3%). In addition, the Committee expanded the performance measures for the 2011 annual incentive plan to include several strategic goals.

Compensation Philosophy and Objectives

The Committee believes that total compensation should support Lowe’s key strategic objectives by:

•	Rewarding success in achieving financial performance goals, long-term shareholder value creation, customer satisfaction and continuous improvement in the areas of quality and productivity.

•	Ensuring that shareholders and customers view Lowe’s as a premier retail organization that demonstrates best practices in business, operations and human resources.

•	Ensuring incentive plans encourage executives to take appropriate risks aimed at enhancing Lowe’s competitive advantage and expanding shareholder value without threatening the long-term viability of the Company.

Role of the Compensation Committee

The executive compensation program administered by the Committee applies to all executive officers, including the executive officers named in the compensation disclosure tables that follow this section. Members of the Committee are appointed by the Board of Directors. There are currently five members of the Committee, all of whom are independent, non-employee directors. Robert L. Johnson, a member of the Committee since May

2009, is an independent, non-employee director, but he is not an outside director under Section 162(m) of the Internal Revenue Code due to the sponsorship agreement between the Company and the Charlotte Bobcats NBA team described on page 8. For this reason, Mr. Johnson does not participate in any decisions with respect to performance-based compensation awarded under the Company’s annual or long-term incentive plans.

The Committee meets in person four times a year, telephonically as needed and also occasionally considers and takes action by written consent. The Chairman of the Committee reports all the actions and recommendations of the Committee to the Board of Directors.

The Committee has full discretionary power and authority to administer the executive compensation program. In carrying out its responsibilities, the Committee:

•	Communicates the Company’s executive compensation philosophies and policies to shareholders;

•	Participates in the continuing development of, and approves any changes in, the program;

•	Monitors and approves annually the base salary and incentive compensation portions of the program, including participation, performance goals and criteria and determination of award payouts;

•	Initiates and approves all compensation decisions for the Chairman and Chief Executive Officer of the Company, subject to final ratification by the independent members of the Board of Directors;

•	Reviews general compensation levels and programs for all other Section 16 reporting officers to ensure competitiveness and appropriateness; and

•	Encourages executives to take appropriate risks aimed at enhancing Lowe’s competitive advantage and expanding long-term shareholder value without threatening the long-term viability of the Company.

Role of the Independent Compensation Consultant

The Committee directly engaged and regularly consulted with independent consultants during 2010 for advice on executive compensation matters. Through May 2010, the Committee consulted with senior members of the compensation consulting practice of Hewitt Associates (“Hewitt”). Hewitt was engaged to (i) help ensure that the Committee’s 2010 compensation actions were consistent with the Company’s business needs, pay philosophy, prevailing market practices and relevant legal and regulatory mandates, (ii) provide market data as background against which the Committee considered executive management base salary, bonus and long-term incentive awards for 2010 and (iii) consult with the Committee on how best to make compensation decisions with respect to executive management in a manner that is consistent with shareholders’ long-term interests.

Hewitt did not perform any other consulting services for the Company with respect to compensation, benefit plan design or actuarial services. The Lowe’s administrative committee, the ERISA “named fiduciary” for the Lowe’s 401(k) Plan, separately engaged Hewitt to provide investment advisor services to the administrative committee for the 401(k) Plan’s investment options. The Committee reviewed the retention of Hewitt as the investment advisor to the 401(k) Plan and concluded that the investment advisor services do not conflict with the compensation consulting services Hewitt provides to the Committee because the two Hewitt consultant teams were comprised of different senior professionals. The aggregate fees paid to Hewitt in 2010 were $40,787 for executive compensation consulting services and $145,336 for the 401(k) Plan investment advisor services.

In May 2010, the Committee undertook a formal review of its outside compensation consultant and decided to engage Farient Advisors LLC (“Farient”) as its independent compensation consultant for ongoing executive compensation matters. Since its engagement, Farient has assisted the Committee with its executive compensation decisions for 2011, including the peer group of companies to be used for compensation and performance benchmarking, the performance measures for the 2011 annual incentive plan and the design of the performance shares included in the 2011 long-term incentive plan awards. Farient, at the request of the Committee, also assessed the relationship between Lowe’s Chairman and Chief Executive Officer pay and performance over the last ten years. Farient’s assessment is included in this Compensation Discussion and Analysis on pages 25 and 26. Farient does not provide any services to the Company other than the compensation consulting services provided to the Committee.

Role of Company Management

The Committee is also supported in its work by the Company’s Human Resource Management executives and supporting personnel. The Company’s Executive Vice President of Human Resources works most closely with the Committee, both in providing information and analysis for review and in advising the Committee concerning compensation decisions (except as it relates specifically to her compensation or the compensation of the Chairman and Chief Executive Officer). The Chairman and Chief Executive Officer provides input to the Executive Vice President of Human Resources and her staff to develop recommendations concerning executive officer compensation, with the exception of his compensation, and presents these recommendations to the Committee.

General Principles of the Company’s Executive Compensation Program

Competitive Pay for Performance.  The program is designed to establish a strong link between the creation of shareholder value and the compensation earned by the Company’s executive officers. The fundamental objectives of the program are to:

•	Maximize long-term shareholder value;

•	Provide an opportunity for executives to earn meaningful stock ownership;

•	Align executive compensation with the Company’s vision, values and business strategies;

•	Attract and retain executives who have the leadership skills and motivation deemed critical to support the Company’s ability to enhance long-term shareholder value;

•	Provide compensation that is commensurate with the Company’s performance and the contributions made by executives toward that performance;

•	Support the long-term growth and success of the Company; and

•	Ensure incentives do not promote inappropriate risk-taking.

Compensation Benchmarking.  The program is intended to provide total annual compensation1 at the median of companies of similar size and complexity when the Company meets its financial performance goals. At the same time, the program seeks to provide above-average total annual compensation if the Company’s financial performance goals are exceeded, and below-average total annual compensation if the Company’s financial performance goals are not achieved.

Prior to the beginning of each fiscal year, the Committee reviews an independent consultant-prepared analysis of the compensation paid to executives of a comparable group of companies. The Committee uses the analysis to review the market and to set target compensation levels for the fiscal year.

The Committee reviews the composition of the comparable company group each year to ensure the group consists of companies that satisfy the Committee’s guidelines and to make any changes in the group the Committee deems appropriate. The Committee believes the group’s members should be similar in size and complexity to the Company and represent companies with whom the Company competes for employees. The Committee, upon the recommendation of Hewitt, used the following guidelines to select the members of the comparable company group for the Committee’s 2010 fiscal year compensation decisions:

•	Major United States retailers with revenue in excess of $15 billion and large general industry companies in the consumer products, broader manufacturing and service industries with revenues in the $10 billion to $55 billion range;

•	Median 2009 total revenue for the comparable company group of $25.3 billion (compared to the Company’s 2009 revenue of $47.2 billion); and

•	Median market capitalization at the time Hewitt prepared its analysis of $20.7 billion (compared with Lowe’s market capitalization at that time of approximately $28.9 billion).

1 “Total annual compensation” for purposes of this analysis means the sum of annual base salary, annual cash incentive and the value of annual long-term incentive grants in accordance with our grant guideline multiples explained on page 23.

The companies in the comparable company group approved by the Committee were: 3M Company; Best Buy Co., Inc.; CVS Caremark Corporation; Deere & Company; General Mills, Inc.; The Home Depot, Inc.; J.C. Penney Company, Inc.; Kimberly-Clark Corporation; Macy’s, Inc.; Masco Corporation; McDonald’s Corporation; Sara Lee Corporation; Staples, Inc.; SUPERVALU Inc.; Target Corporation; United Parcel Service, Inc.; Walgreen Co.; Wal-Mart Stores, Inc.; and Whirlpool Corporation.

Hewitt used size-adjusted data from its proprietary Hewitt Total Compensation Measurementtm database as the primary data source for the analysis. Hewitt also used data from proxies filed by the members of the comparable company group in 2009 for additional reference data.

The analysis reviewed by the Committee showed that the total target compensation opportunities for all the executives other than Mr. Stone were within market levels and that the Company’s program generally has more pay at risk (that is, the executives’ base salaries are at or below market levels while their at-risk pay opportunities (non-equity and long-term equity based incentives) are above market levels) than the market. The analysis showed that Mr. Stone’s base salary was above market and his above market base salary resulted in his total target compensation opportunity being above market as well. The Committee believes that Mr. Stone’s compensation is appropriate, because his responsibilities as President and Chief Operating Officer of the Company were broader in scope than the responsibilities of the executives to which he was compared in the analysis and his 41 years of Lowe’s service.

After reviewing the analysis, the Committee decided to freeze executive officer base salaries for a second consecutive year.

In August 2010, Farient provided the Committee a review and analysis of the comparable companies used for compensation and performance benchmarking. After reviewing Farient’s report and recommendations, the Committee approved two primary peer groups for the 2011 fiscal year — a broad group of retail and non-financial companies with over $15 billion in revenue and a specific group of retail companies screened for direct relevance to Lowe’s business. Farient reviewed market data that is consistent with Lowe’s size and recommended the Committee use the 50th percentile of the data from both groups for compensation benchmarking. The Committee will use data from the retail specific group to assess whether the Company’s pay practices are competitive and appropriate and the relationship between Lowe’s executive pay and performance over time. The companies in the retail specific group approved by the Committee for 2011 are: Best Buy Co., Inc.; CVS Caremark Corporation; Costco Companies, Inc.; The Home Depot, Inc.; J.C. Penney Company, Inc.; Kohl’s Corporation; The Kroger Co.; Macy’s, Inc.; Sears Holdings Corporation; Safeway Inc.; Staples, Inc.; SUPERVALU Inc.; Target Corporation; The TJX Companies, Inc.; Walgreen Co.; and Wal-Mart Stores, Inc. The pay for performance analysis shown on pages 25 and 26 used this same group of retail specific companies.

Compensation and Risk.  In March 2010, the Committee conducted a self audit of the risk associated with the Company’s annual and long-term incentive plans. The Committee considered the balance between pay components, competitive practice, the setting of appropriate performance targets and the overlap of performance periods. The Chief Financial Officer actively participated in the Committee meeting to discuss the setting of performance targets and the verification of results. The Committee believes the Company’s pay practices, stock ownership and holding requirements and clawback provisions all discourage inappropriate risk taking by Company executives.

The following table shows the at-risk elements of pay under the program for 2010:

Long-Term Equity
Incentive Plan
Award (Guideline
	Annual Incentive Plan			Value of
Title	Threshold	Target	Maximum	Award)

Chairman and Chief Executive Officer	35% of base salary	200% of base salary	300% of base salary	7.0 times base salary
President and Chief Operating Officer	35% of base salary	125% of base salary	250% of base salary	4.0 times base salary
Executive Vice Presidents	35% of base salary	90% of base salary	180% of base salary	3.0 times base salary

Compensation Paid under the Executive Compensation Program in 2010

Base Salary.  Base salaries for executive officers are established on the basis of the performance, qualifications and experience of the executive, the nature of the job responsibilities and the base salaries for competitive positions in the market as described above. The Committee reviews and approves executive officers’ base salaries annually. Any action by the Committee with respect to the base salary of the Chairman and Chief Executive Officer is subject to ratification by the independent members of the Board of Directors. The Committee did not approve any increases in executive officer base salaries for 2010. In 2011, the Committee approved base salary increases of 3.0% on average based on market movement.

Annual Incentive Plan Compensation.  Executives earn annual incentive compensation under the program for each fiscal year based on the Company’s achievement of one or more financial or strategic performance measures established by the Committee. In 2008 and 2009, the Committee used six-month performance measurement periods for the annual incentive plan to avoid setting performance goals that could be too low or too high in the event the economic environment experienced an improvement or decline that could not have been foreseen over a longer, one year performance measurement period. The Committee decided there was more certainty in the economic environment going into 2010 than existed in 2008 or 2009. Therefore, the Committee discontinued the use of six-month performance measurement periods for the annual incentive plan in 2010 and returned to an annual performance measurement period.

For 2010, the Committee adopted earnings before interest and taxes or “EBIT” (weighted 75%) and sales (weighted 25%) as the performance measures for the annual incentive compensation plan. The Committee believes EBIT is an effective performance measure because it rewards the profitability of overall Company operations and focuses the executive team on operational efficiency and expense management. The Committee included the sales performance measure to focus the executives on effective merchandising and driving market share gains.

The following table shows the threshold, target and maximum performance levels for EBIT and sales established by the Committee for 2010 and actual 2009 and 2010 performance. The Committee established the 2010 threshold performance levels at the 2009 actual performance levels. The Committee based the target performance levels on the Company’s operating plan which included a 10.8% increase in EBIT from 2009 to 2010. The maximum performance levels were based on an additional 10.8% increase over the operating plan’s EBIT.

	Performance Levels			Actual Performance
Performance Measure	Threshold	Target	Maximum	2010	2009

EBIT	$3.112 billion	$3.487 billion	$3.862 billion	$3.560 billion	$3.112 billion
Sales	$47.220 billion	$49.493 billion	$50.770 billion	$48.815 billion	$47.220 billion

Based on the performance measures established by the Committee and the Company’s actual 2010 performance, the named executives earned annual incentive awards for 2010 as follows:

	2010 Annual Incentive Award
Name	Amount	% of Base Salary

Robert A. Niblock	$2,225,036	202.28%
Robert F. Hull, Jr.	$653,407	99.00%
Larry D. Stone	$1,146,667	136.51%
Charles W. Canter, Jr.	$613,806	99.00%
Gregory M. Bridgeford	$584,106	99.00%

Equity Incentive Plan Awards.  The Company’s long-term incentive plans authorize awards of stock options, performance- and time-vested restricted stock, performance accelerated restricted stock (“PARS”), performance shares and stock appreciation rights. Although the Committee generally has the discretion to establish the terms of all awards, the long-term incentive plans limit certain award terms. For example, the Committee may not extend the original term of a stock option or, except as provided by the plans’ anti-dilution provision, reduce its exercise price. In addition, the plans generally require the vesting period for stock awards to be at least three years, although a period as short as one year is permitted if based on the satisfaction of performance objectives prescribed by the Committee and stock options may not be re-priced without shareholder approval.

Each year, at its meeting in January or February, the Committee makes its annual long-term incentive award decisions. Currently, all store managers and employees in more senior positions are eligible to receive an annual long-term incentive award. The effective date for the annual long term incentive awards is March 1 following the Committee’s January or February meeting.

At the January or February meeting, the Committee considers and approves the following factors related to the awards:

•	The base salary multiple to be used to determine the target value of the long-term incentive award. The multiple set by the Committee is multiplied by each executive’s actual base salary amount to determine the target grant date value of the executive’s long-term incentive award. The Committee used the following multiples for the 2010 awards: 7.0 times base salary for Mr. Niblock; 4.0 times base salary for Mr. Stone and 3.0 times base salary for Messrs. Hull, Bridgeford and Canter. There was no change in these multiples from 2009.

•	The percentage of the total target grant date value of the award to be awarded as stock options, shares of restricted stock, PARS or another form of award permitted by the long-term incentive plans. On January 27, 2010, the Committee determined that 50% of the total grant date value of the awards to the named executive officers should be in the form of restricted stock and the remaining 50% should be in the form of stock options.

•	The vesting terms for the awards. The Committee previously approved a three-year vesting schedule for stock option awards, and the Committee made no change in that vesting schedule for the March 1, 2010 stock option awards.

The Committee adopted a time-based vesting schedule for the March 1, 2009 restricted stock awards that provided for 100% vesting on the third anniversary of the award date. The vesting schedule represented a change from the performance-vesting schedule the Committee previously used for the 2007 and 2008 restricted stock awards due to the continuing uncertainty in the home improvement industry and to aid in the retention of senior management employees. The Committee made no change in the vesting schedule for the March 1, 2010 restricted stock awards.

As noted previously in the summary section of this Compensation Discussion and Analysis, the Committee completed its review of several alternative performance vesting schedules for future equity awards and has adopted a performance vesting schedule for one-third of the equity awards made in March 2011.

The performance-vesting schedule adopted for the 2008 restricted stock awards provide that the restricted stock will become vested based on the Company’s return on non-cash average assets (“RONCAA”) during the three fiscal year period following the awards. RONCAA is computed on an annual basis by dividing the Company’s EBIT for the year by the average of the Company’s non-cash assets as of the beginning and end of the year, and the Committee believes that generating a strong RONCAA is aligned with creating long-term value for our shareholders. The return percentages for each year in the performance period are then averaged to yield a RONCAA for the three-year performance period.

The performance-vesting period for the 2008 restricted stock awards expired on January 28, 2011, the last day of the Company’s 2010 fiscal year. The following table shows the performance-vesting schedule that applied to those awards:

Percentage of
RONCAA for Three Fiscal Year Period Ended January 28, 2011	Restricted Stock Vested

Less than 10%	0%
At least 10% but less than 10.5%	25%
At least 10.5% but less than 11%	50%
At least 11% but less than 11.5%	75%
11.5% or higher	100%

The Company’s RONCAA for the three-year performance period was 10.97%. Based on that RONCAA level and the incremental vesting provided under the schedule for RONCAA between the levels in the vesting schedule, 73.5% of the performance-based restricted shares vested. The remaining 26.5% of the shares were forfeited.

•	The value factor for each type of award. The market value of the Company’s Common Stock is multiplied by a value factor for each type of award to calculate the number of shares to be included in the awards. The value factor is the same modified Black-Scholes value factor Hewitt uses for its analysis of the compensation paid to executives of the comparable group of companies. For fiscal year 2010 awards, the value factor was 0.307 for stock options and 0.885 for time-vested restricted stock awards. The market value of the Company’s Common Stock as of March 1 is used to determine the number of shares included in the long-term incentive awards to all executives. The exercise price for all stock options included in the long-term incentive awards is equal to the closing price of the Company’s Common Stock on the March 1 grant date (or the most recent prior business day in the event March 1 falls on a non-business day).

Pursuant to authority delegated by the Committee, on August 1 of each year, the Chairman and Chief Executive Officer makes long-term incentive awards to all employees who are hired or promoted into a store manager or more senior position after the preceding March 1 annual grant date and who are not Section 16 officers. The same number of shares for each position as were granted on the preceding March 1 are granted on the succeeding August 1 at the closing price of the Company’s Common Stock on August 1 (or the most recent prior business day in the event August 1 falls on a non-business day). The Chairman and Chief Executive Officer also has the authority to make special retention, assignment or hiring package grants to employees who are not Section 16 officers as of May 1, August 1 or November 1.

Any other long-term incentive grants, such as special retention grants or hiring package grants to Section 16 officers are reviewed and approved by the Committee at a meeting held prior to the grant effective date.

Pay for Performance

The Compensation Committee believes that a primary objective for the Company is to create long-term, sustained value for shareholders. To achieve this objective, management must make investment decisions that efficiently use shareholders’ capital, and must operate the Company in a way that delivers earnings growth and fair returns on capital. The Committee further supports this objective with a strong pay for performance philosophy, and pay programs that result in awards to executives that are sensitive to the long-term value they produce for shareholders (as indicated by total shareholder return, or TSR).

The key elements of Lowe’s executive pay program that support the pay for performance philosophy include:

•	Our pay positioning strategy, which calls for pay that is commensurate with performance, i.e., total compensation that is at median for median performance, above median for above market performance, and below median for below market performance.

•	Our emphasis on incentive-driven pay, most of which is earned over the long-term and is based on Company financial and stock price performance. Our target executive pay mix is illustrated below (expressed as a % of total direct compensation).

	Target Compensation Mix
		Target Annual
Executive Level	Base Salary	Incentive	Target Long-Term Incentive

Chairman and Chief Executive Officer	10%	20%	70%
President and Chief Operating Officer	16%	20%	64%
Executive Vice Presidents	20%	18%	62%

•	Use of financial measures, including EBIT and RONCAA, in our incentive plans that provide a strong link to shareholder value over time.

•	Use of ownership guidelines (shown below and described on pages 28 and 29), which require executives to be meaningfully invested in Company stock.

Executive Level	Market Value of Ownership

Chairman and Chief Executive Officer	10 times base salary
President and Chief Operating Officer	6 times base salary
Executive Vice Presidents	4 times base salary

In 2010, the Compensation Committee requested that Farient assess the relationship between our executive pay and performance over time. To conduct this analysis, Farient used its proprietary alignment methodology to test whether the Company’s Performance-Adjusted Compensationtm (PACtm)2 was: (1) reasonable in comparison to the Company’s revenue size and the comparable company group (which for this purpose was the retail specific company group described in the Compensation Benchmarking section on pages 20 and 21) and (2) sensitive to the Company’s total shareholder return (“TSR”) over time.3 Farient compared our CEO’s Performance-Adjusted Compensation (covering actual salary, actual short-term incentives, and performance-adjusted long-term incentive values) over rolling three-year periods to TSR for the same rolling three-year periods (for three-year rolling periods ending in 2001 to 2010), and tested the results against those same variables for the companies in comparable company group.

2 Performance-Adjusted Compensation is a trademark of Farient Advisors LLC developed to measure compensation outcomes after performance has occurred, rather than target compensation, which is measured before performance has occurred. See Ferracone, R.A. (2010) Fair Pay, Fair Play, San Francisco, Jossey-Bass, pages 41-45.
3 Each data point reflects Performance-Adjusted Compensation (adjusted for size and inflation) for a three-year period (ending in the year noted on the chart for the Company) and TSR for the same period. As TSR is a market-based measure, stock price volatility can result in significant fluctuations in the calculation from period to period. Farient uses rolling three-year periods which are sensitive enough to reflect changes in performance but long enough to smooth out short-term volatility. For Robert A. Niblock, a prorated calculation is shown for 2005 (one-year) and 2006 data points (two-year) to reflect his tenure in the CEO position for these two periods.

The chart below shows Farient’s Alignment Reporttm for the Company. The Comparable Company Group Pay Line represents the regression line for the PAC data points of the comparator group companies, and the Lowe’s Pay Line represents the regression line for Lowe’s PAC data points. The Alignment Zone indicates the range of reasonable pay outcomes, as determined by Farient, for the Company’s size, the comparable company group and the performance delivered.

Farient’s analysis of the Company’s pay for performance indicates that Lowe’s CEO pay has historically been and continues to be strongly aligned with the Company’s performance and shareholder interests. This is indicated by the fact that Lowe’s CEO PAC is both reasonable and sensitive to Company performance over time.

Other Compensation

The Company’s executive officers participate in the Lowe’s 401(k) Plan and the other employee benefit plans sponsored by the Company on the same terms and conditions that apply to all other employees. The Company makes only nominal use of perquisites in compensating its executive officers. The Company provides limited supplemental long-term disability coverage for all senior vice presidents and more senior officers whose annual compensation (base salary and target bonus) exceeds $400,000, provided the executive has also enrolled in and paid the cost for coverage under the Company’s voluntary group long-term disability plan that is available to all employees. The Company’s total cost for providing such supplemental coverage to the 28 executives in this category is approximately $41,453. All senior vice presidents and more senior officers of the Company are required to use professional tax preparation, filing and planning services, and the Company reimburses the cost of such services up to an annual maximum of $12,000. The reimbursement is not grossed up for taxes. Such officers are also required to receive an annual physical examination, at the Company’s expense, subject to maximum amounts that are based on the officer’s age. In March 2007, the Committee approved a policy that permits the President and Chief Operating Officer to use Company-owned aircraft for up to 25 hours a year of personal travel. The Committee approved the policy to provide additional compensation to the President and Chief Operating Officer and to recognize his assumption and performance of additional duties and responsibilities. Finally, the independent members of the Board of Directors require the Chairman and Chief Executive Officer to utilize corporate aircraft for all business and personal travel for his safety, health and security, to enhance his effectiveness, to ensure immediate access to the Chairman and Chief Executive Officer for urgent matters and to maintain the confidentiality of the purpose of the travel. The Company does not provide any tax gross-up to the Chairman and Chief Executive Officer or the President and Chief Operating Officer for the taxable income imputed to them for their personal use of corporate aircraft.

Nonqualified Deferred Compensation Programs

The Company sponsors three nonqualified deferred compensation programs for senior management employees: the Benefit Restoration Plan, the Cash Deferral Plan and the Deferred Compensation Program.

The Company’s Benefit Restoration Plan provides qualifying executives with benefits equivalent to those received by all other employees under the Company’s 401(k) Plan. Qualifying executives are those whose contributions, annual additions and other benefits, as normally provided to all participants under the tax-qualified 401(k) Plan, would be limited by the effect of Internal Revenue Code limitations and restrictions.

The Cash Deferral Plan permits qualifying executives to voluntarily defer a portion of their base salary, annual incentive compensation and certain other bonuses on a tax-deferred basis. Qualifying executives are those employed by the Company in more senior positions. The Company does not make matching or any other contributions to the Cash Deferral Plan.

The Deferred Compensation Program is a part of the Company’s long-term incentive plans. Only long-term incentive plan compensation realized from pre-2004 awards may be deferred under the Deferred Compensation Program. Any shares representing stock incentives that are deferred under the Deferred Compensation Program are cancelled and tracked as “phantom” shares. During the deferral period, the participant’s account is credited with amounts equal to the dividends paid on actual shares.

All of the Company’s nonqualified deferred compensation programs are unfunded. Any deferred compensation payment obligations under the programs are at all times unsecured payment obligations of the Company.

Potential Payments Upon Termination or Change-in-Control

The Company has previously entered into Management Continuity Agreements with each of the named executive officers and other senior officers of the Company. The Committee approved amended and restated Management Continuity Agreements in 2009 that comply with the requirements of Section 409A of the Internal Revenue Code. In connection with the amendment and restatement process, the Committee established (i) a policy on which executive and senior officers of the Company should be covered by a Management Continuity Agreement (resulting in a decrease in the number of these agreements) and (ii) a standard level of benefits to be provided under the agreements that complies with the Senior Executive Severance Policy adopted by the Board of Directors.

The agreements provide for certain benefits if the Company experiences a change-in-control followed by termination of the executive’s employment:

•	by the Company’s successor without cause;

•	by the executive during the 30-day period following the first anniversary of the change-in-control; or

•	by the executive for certain reasons, including a downgrading of the executive’s position.

“Cause” means continued and willful failure to perform duties or conduct demonstrably and materially injurious to the Company or its affiliates.

All of the agreements with the named executives provide for three-year terms. On the first anniversary, and every anniversary thereafter, the term is extended automatically for an additional year unless the Company elects not to extend the term. All of the agreements automatically expire on the second anniversary of a change-in-control notwithstanding the length of the terms remaining on the date of the change-in-control.

If benefits are paid under an agreement, the executive will receive (i) a lump-sum severance payment equal to the present value of 2.99 times the executive’s annual base salary, annual incentive compensation and welfare insurance costs, and (ii) any other unpaid salary and benefits to which the executive is otherwise entitled. In addition, the executive will be compensated for any excise tax liability he may incur as a result of any benefits paid to the executive being classified as excess parachute payments under Section 280G of the Internal Revenue Code and for income and employment taxes attributable to such excise tax reimbursement.

All legal fees and expenses incurred by the executives in enforcing these agreements will be paid by the Company.

The Company’s long-term incentive plan provides that, if within one year after a change in control, an executive’s employment is terminated by the Company without cause or by the executive for good reason, then all outstanding stock options will become fully exercisable and all restrictions and performance conditions on outstanding restricted stock and performance share awards will lapse.

The following table shows the amounts that would have been payable to the named executive officers under the Management Continuity Agreements and the long-term incentive plan if a change-in-control of the Company had occurred on January 28, 2011 and the named executive officers’ employment was terminated by the Company’s successor without cause immediately thereafter:

		Welfare	Stock	Restricted	Excise Tax
	Severance	Benefits	Options	Stock	Gross-up	Total
Name	($)(1)	($)(1)	($)(2)	($)(3)	($)	($)

Mr. Niblock	$11,687,721	$47,569	$5,946,050	$19,770,750	$6,948,342	$44,400,432
Mr. Hull	$4,882,520	$47,569	$1,529,772	$5,201,500	$2,545,178	$14,206,539
Mr. Stone	$7,636,157	$47,569	$2,595,180	$8,938,500	$3,439,403	$22,656,809
Mr. Canter	$4,586,609	$47,569	$1,434,644	$4,999,500	$2,397,984	$13,466,306
Mr. Bridgeford	$4,364,675	$47,569	$1,367,577	$4,747,000	$2,034,247	$12,561,068

(1)	Payable in cash in a lump sum.

(2)	Value (based on the closing market price of the Company’s Common Stock on January 28, 2011 of $25.25) of unvested in-the-money stock options that would become vested upon a change-in-control of the Company.

(3)	Value (based on the closing market price of the Company’s Common Stock on January 28, 2011 of $25.25) of unvested shares of restricted stock that would become vested upon a change-in-control of the Company.

Stock Ownership Guidelines.  The Committee strongly believes that executive officers should own appropriate amounts of the Company’s Common Stock to align their interests with those of the Company’s shareholders. The Company’s 401(k) Plan, employee stock purchase plan and long-term incentive plans provide ample opportunity for executives to acquire such Common Stock.

The Committee also has adopted stock ownership and retention guidelines for all senior vice presidents and more senior officers of the Company. The ownership target under the current policy is ten times base salary for the Chairman and Chief Executive Officer, six times base salary for the President and Chief Operating Officer, four times base salary for executive vice presidents and two times base salary for all senior vice presidents. If an executive meets the age and service requirements for retirement, the executive may request Board approval of the executive’s retirement. If approval is granted, the executive’s stock option and restricted stock awards continue to vest in accordance with their original vesting schedules and the stock options remain exercisable for the remainder of their original seven-year term. This ensures an executive’s interests are aligned with the Company’s interests even after retirement.

The Committee reviews compliance with the guidelines annually at its March meeting. The Company determines the number of shares required to be held by each senior officer as of March 1 each year. The number of shares is determined by dividing the ownership requirement (expressed as a dollar amount) by the average closing price of Lowe’s stock for the preceding fiscal year. Shares are counted towards ownership as follows:

•	All shares held or credited to a senior officer’s accounts under the Lowe’s 401(k), deferred compensation and employee stock purchase plans;

•	All shares owned directly by the senior officer and his or her immediate family members residing in the same household;

•	50% of the number of vested stock options; and

•	50% of the number of shares of unvested time-based restricted stock.

Senior officers may not sell the net shares resulting from a restricted stock vesting event or stock option exercise until the ownership requirement has been satisfied. All of the named executive officers were in compliance with this policy for fiscal year 2010.

Oversight of Executive Equity Ownership; Recoupment of Incentive Compensation

The Committee has always supported governance and compliance practices that are transparent and protect the interests of the Company’s shareholders. To strengthen the Company’s practices in these areas, the Company has adopted (i) controls over executive equity awards and ownership and (ii) a policy on the recoupment of incentive compensation in the event of significant restatement.

The Company’s controls over executive equity awards and ownership prohibit any executive from:

•	Using Company stock as collateral for any purpose, including in a margin account;

•	Short sales of Company stock;

•	Purchasing or selling publicly-traded options that are based on the trading price of Lowe’s stock; or

•	Entering standing purchase or sell orders for Company stock except for a brief period of time during open window periods.

Trading in Lowe’s stock, including stock held in an account under the Lowe’s 401(k) Plan, by an executive and the executive’s immediate family members who reside with the executive or whose transactions are subject to the executive’s influence or control, is limited to open window trading periods designated by the Company’s General Counsel and Chief Compliance Officer. In addition, all transactions by an executive involving Company stock must be pre-cleared by the General Counsel and Chief Compliance Officer.

The recoupment policy requires the Board of Directors to review any incentive compensation that was provided to executive officers on the basis of the Company having met or exceeded specific performance targets during a performance period that is subject to a significant restatement of Company financial results. If (1) the incentive compensation would have been lower had it been based on the restated financial results and (2) the Board determines that an executive officer engaged in fraud or intentional misconduct that caused or substantially caused the need for the restatement, then the Board is required, to the extent practicable, to seek to recover, for the benefit of the Company, the portion of such compensation that would not have been earned had the incentive compensation been based on the financial results as restated.

Tax Deductibility of Compensation.  Section 162(m) of the Internal Revenue Code limits the amount of non-performance based compensation paid to the named executive officers (other than Mr. Hull, the Chief Financial Officer) that may be deducted by the Company for federal income tax purposes in any fiscal year to $1,000,000. Performance-based compensation that has been approved by the Company’s shareholders and that is administered by a committee composed entirely of outside directors is not subject to the $1,000,000 deduction limit. All of the Company’s equity and annual incentive plans have been approved by the Company’s shareholders. In addition, the compensation awarded under the plans is administered by the members of the Committee who are outside directors under Section 162(m) of the Internal Revenue Code.

Because the Company’s plans are shareholder approved and administered solely by outside directors, all awards under those plans, other than restricted stock awards that do not vest solely on the performance of the Company, should qualify as “performance-based” compensation that is fully deductible and not subject to the Internal Revenue Code Section 162(m) deduction limit. Although the Committee has not adopted a formal policy that requires all compensation paid to the named executive officers to be deductible, whenever practical, the Committee structures compensation plans to make the compensation paid thereunder fully deductible.

B.	Executive Compensation Disclosure Tables

Summary Compensation Table — This table shows the base salary, annual incentive compensation and all other compensation paid to the named executives. The table also shows the grant date fair value of the stock and option awards made to the named executives.

						Non-Equity
						Incentive
				Stock	Option	Plan	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(1)	($)(1)	($)	($)(2)	($)

Robert A. Niblock	2010	$1,100,000	0	$4,340,380	$4,189,230	$2,225,036	$195,052	$12,049,698
Chairman of the Board and	2009	$1,100,000	0	$3,864,960	$3,658,200	$2,839,683	$204,515	$11,667,358
Chief Executive Officer	2008	$1,100,000	0	$5,608,980	$2,929,835	$1,500,763	$153,201	$11,292,779
Robert F. Hull, Jr.	2010	$660,000	0	$1,127,060	$1,073,340	$653,407	$59,165	$3,572,972
Executive Vice President	2009	$660,000	0	$997,920	$941,850	$985,836	$73,948	$3,659,554
and Chief Financial Officer	2008	$660,000	0	$1,438,200	$750,836	$463,162	$54,859	$3,367,057
Larry D. Stone	2010	$840,000	0	$1,894,420	$1,826,280	$1,146,667	$144,382	$5,851,749
President and	2009	$840,000	0	$1,694,880	$1,597,050	$1,734,012	$127,907	$5,993,849
Chief Operating Officer	2008	$840,000	0	$2,444,940	$1,275,896	$765,131	$105,493	$5,431,460
Charles W. Canter, Jr.	2010	$620,000	0	$1,055,120	$1,009,260	$613,806	$41,817	$3,340,003
Executive Vice President,	2009	$620,000	0	$934,560	$882,700	$926,088	$69,537	$3,432,885
Merchandising	2008	$620,000	0	$1,366,290	$708,831	$435,091	$51,991	$3,182,203
Gregory M. Bridgeford	2010	$590,000	0	$1,007,160	$961,200	$584,106	$64,179	$3,206,645
Executive Vice President,	2009	$590,000	0	$887,040	$841,750	$881,277	$69,159	$3,269,226
Business Development	2008	$590,000	0	$1,294,380	$672,077	$414,038	$52,956	$3,023,451

(1)	The value of the stock and option awards presented in the table equal the grant date fair value of the awards for financial reporting purposes (excluding the effect of estimated forfeitures) computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 “Compensation — Stock Compensation” (FASB ASC Topic 718). For financial reporting purposes, the Company determines the fair value of a stock or option award on the grant date. The fair value of a stock award is equal to the closing market price of the Company’s Common Stock on the date of the award. The fair value of an option award is determined using the Black-Scholes option-pricing model with assumptions for expected dividend yield, expected term, expected volatility, a risk-free interest rate and an estimated forfeiture rate. See Note 8, “Accounting for Share-Based Payment,” to the Company’s consolidated financial statements in its Annual Report on Form 10-K for the fiscal year ended January 28, 2011 for additional information about the Company’s accounting for share-based compensation arrangements, including the assumptions used in the Black-Scholes option-pricing model.

Executives receive dividends on unvested shares of restricted stock and the right to receive dividends has been factored into the determination of the fair value of the stock awards and the resulting amounts presented above.

(2)	Amounts presented consist of the following for the 2010 fiscal year:

	Company Matching
	Contributions to:			Personal
		Benefit		Use of	Cost of Company
		Restoration	Reimbursement of Tax	Corporate	Required
	401(k) Plan	Plan	Compliance Costs	Aircraft	Physical Exam	Total
Name	($)	($)	($)	($)	($)	($)

Mr. Niblock	$8,614	$132,463	$6,456	$44,873	$2,646	$195,052
Mr. Hull	$9,248	$46,572	$1,195	0	$2,150	$59,165
Mr. Stone	$9,039	$75,394	$11,500	$46,769	$1,680	$144,382
Mr. Canter	$5,067	$21,283	$9,350	0	$6,117	$41,817
Mr. Bridgeford	$9,361	$40,538	$12,000	0	$2,280	$64,179

All amounts presented above, other than the amount for personal use of corporate aircraft, equal the actual cost to the Company of the particular benefit or perquisite provided. The amount presented for personal use of corporate aircraft is equal to the incremental cost to the Company of such use. Incremental cost includes fuel, landing and ramp fees and other variable costs directly attributable to the personal use. Incremental cost does not include an allocable share of the fixed costs associated with the Company’s ownership of the aircraft.

Grants of Plan-Based Awards — This table presents the potential annual incentive awards the named executives were eligible to earn in 2010, the restricted stock and stock options awarded to the executives in 2010 and the grant date fair value of the restricted stock and option awards.

						All Other	All Other
						Stock	Option
						Awards:	Awards:	Exercise or	Grant Date
			Estimated Future Payouts Under			Number of	Number of	Base	Fair Value
		Date of	Non-Equity Incentive Plan			Shares of	Securities	Price of	of Stock and
		Compensation	Awards(1)			Stock or	Underlying	Awards	Option
	Grant	Committee	Threshold	Target	Maximum	Units	Options	Option	Awards
Name	Date	Action	($)	($)	($)	(#)(2)	(#)(3)	($/Sh)	($)

Mr. Niblock			$385,000	$2,200,000	$3,300,000
	03/01/10	02/25/10					523,000	$23.98	$4,189,230
	03/01/10	02/25/10				181,000			$4,340,380
Mr. Hull			$231,000	$594,000	$1,188,000
	03/01/10	02/25/10					134,000	$23.98	$1,073,340
	03/01/10	02/25/10				47,000			$1,127,060
Mr. Stone			$294,000	$1,050,000	$2,100,000
	03/01/10	02/25/10					228,000	$23.98	$1,826,280
	03/01/10	02/25/10				79,000			$1,894,420
Mr. Canter			$217,000	$558,000	$1,116,000
	03/01/10	02/25/10					126,000	$23.98	$1,009,260
	03/01/10	02/25/10				44,000			$1,055,120
Mr. Bridgeford			$206,500	$531,000	$1,062,000
	03/01/10	02/25/10					120,000	$23.98	$961,200
	03/01/10	02/25/10				42,000			$1,007,160

(1)	The executives are eligible to earn annual incentive compensation under the Company’s annual incentive plan for each fiscal year based on the Company’s achievement of one or more performance measures established at the beginning of the fiscal year by the Committee. For the fiscal year ended January 28, 2011, the performance measures selected by the Committee were the Company’s earnings before interest and taxes (weighted 75%) and sales (weighted 25%). The performance levels for both measures and the Company’s actual performance are shown on page 22.

(2)	The stock awards become vested on March 1, 2013, the third anniversary of the grant date.

In the event an executive terminates employment due to death, disability or retirement, any unvested shares will become vested. Retirement for this purpose is defined as termination of employment with the approval of the Board on or after the date the executive has satisfied an age and service requirement, provided the executive has given the Board advance notice of such retirement. Messrs. Niblock, Stone, Canter and Bridgeford have satisfied the age and service requirement for retirement. Mr. Hull will satisfy the age and service requirement for retirement upon attainment of age 55. The executives receive all cash dividends paid with respect to the shares included in the stock awards during the vesting period.

(3)	All options have a seven-year term and an exercise price equal to the closing price of the Company’s Common Stock on the grant date. The options vest in three equal annual installments on each of the first three anniversaries of the grant date or, if earlier, the date the executive terminates employment due to death or disability or, in the case of Messrs. Niblock, Stone and Bridgeford, in the event of retirement, and remain exercisable until their expiration dates. The options granted to Messrs. Hull and Canter will become exercisable in the event of retirement in accordance with the original three-year vesting schedule and remain exercisable until their expiration dates. Retirement for this purpose has the same meaning as for the stock awards as described in Footnote 2 above.

Outstanding Equity Awards at Fiscal Year-End — This table presents information about unvested stock and option awards held by the named executives on January 28, 2011.

						Stock Awards
	Option Awards						Market
	Number of	Number of				Number of	Value of
	Securities	Securities				Shares or	Shares or
	Underlying	Underlying				Units of	Units of
	Unexercised	Unexercised		Option		Stock That	Stock That
	Options	Options		Exercise	Option	Have Not	Have Not
	(#)	(#)		Price	Expiration	Vested	Vested
Name	Exercisable	Unexercisable		($)	Date	(#)(4)	($)(5)

Mr. Niblock	102,000	0		$28.37	03/01/11	783,000	$19,770,750
	144,000	0		$29.17	03/01/12
	210,000	0		$34.16	03/01/13
	335,000	0		$32.21	03/01/14
	372,000	186,000	(1)	$23.97	03/01/15
	268,000	536,000	(2)	$15.84	03/01/16
	0	523,000	(3)	$23.98	03/01/17

Mr. Hull	21,150	0		$28.37	03/01/11	206,000	$5,201,500
	53,000	0		$29.17	03/01/12
	62,000	0		$34.16	03/01/13
	88,000	0		$32.21	03/01/14
	95,334	47,666	(1)	$23.97	03/01/15
	69,000	138,000	(2)	$15.84	03/01/16
	0	134,000	(3)	$23.98	03/01/17

Mr. Stone	98,000	0		$28.37	03/01/11	354,000	$8,938,500
	99,000	0		$29.17	03/01/12
	114,000	0		$34.16	03/01/13
	146,000	0		$32.21	03/01/14
	162,000	81,000	(1)	$23.97	03/01/15
	117,000	234,000	(2)	$15.84	03/01/16
	0	228,000	(3)	$23.98	03/01/17

Mr. Canter	21,150	0		$28.37	03/01/11	198,000	$4,999,500
	20,290	0		$29.17	03/01/12
	64,000	0		$34.16	03/01/13
	84,000	0		$32.21	03/01/14
	90,000	45,000	(1)	$23.97	03/01/15
	64,667	129,333	(2)	$15.84	03/01/16
	0	126,000	(3)	$23.98	03/01/17

Mr. Bridgeford	52,000	0		$28.37	03/01/11	188,000	$4,747,000
	53,000	0		$29.17	03/01/12
	62,000	0		$34.16	03/01/13
	80,000	0		$32.21	03/01/14
	85,334	42,666	(1)	$23.97	03/01/15
	61,667	123,333	(2)	$15.84	03/01/16
	0	120,000	(3)	$23.98	03/01/17

(1)	These options vested on March 1, 2011.

(2)	These options become vested in two equal annual installments on March 1, 2011 and March 1, 2012.

(3)	These options become vested in three equal annual installments on March 1, 2011, March 1, 2012 and March 1, 2013.

(4)	Executives receive dividends on unvested shares of restricted stock. The unvested stock awards become vested as follows:

	March 1,	March 1,	March 1,	March 1,
Name	2011	2011(a)	2012	2013	Total

Mr. Niblock	124,000	234,000	244,000	181,000	783,000
Mr. Hull	36,000	60,000	63,000	47,000	206,000
Mr. Stone	66,000	102,000	107,000	79,000	354,000
Mr. Canter	38,000	57,000	59,000	44,000	198,000
Mr. Bridgeford	36,000	54,000	56,000	42,000	188,000

(a)	These shares are performance vested restricted shares awarded on March 1, 2008. These shares vested based on the Company’s average return on non-cash average assets (“RONCAA”) for the three-year performance period that includes fiscal years 2008 through 2010. The following table shows the performance-vesting schedule applicable to these restricted shares:

Percentage of
RONCAA for Three Fiscal Year Period Ended January 28, 2011	Restricted Stock Vested

Less than 10%	0%
At least 10% but less than 10.5%	25%
At least 10.5% but less than 11%	50%
At least 11% but less than 11.5%	75%
11.5% or higher	100%

The Company’s RONCAA for the three-year performance period was 10.97%. Based on that RONCAA level and the incremental vesting provided under the schedule for RONCAA between the levels in the vesting schedule, 73.5% of the performance-based restricted shares vested. The remaining 26.5% of the shares were forfeited.

(5)	Amount is based on the closing market price of the Company’s Common Stock on January 28, 2011 of $25.25.

Option Exercises and Stock Vested at Fiscal Year-End — This table presents information about stock options exercised by the named executive officers and the number and value of stock awards that became vested in the named executive officers during the 2010 fiscal year.

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized
	Acquired on Exercise	Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($)

Mr. Niblock	0	0	76,250	$1,828,475
Mr. Hull	10,000	$9,000	31,750	$770,405
Mr. Stone	0	0	42,250	$1,013,155
Mr. Canter	0	0	23,073	$562,331
Mr. Bridgeford	82,000	$321,082	30,750	$746,425

Nonqualified Deferred Compensation — The Company sponsors three non-qualified deferred compensation plans for the benefit of senior management employees: the Benefit Restoration Plan (the “BRP”), the Cash Deferral Plan (the “CDP”) and the Deferred Compensation Program (the “DCP”).

BRP

The BRP allows senior management employees to defer receipt of the difference between (i) 6% of the sum of base salary and annual incentive plan compensation and (ii) the amount the employee is allowed to contribute to the Company’s tax-qualified 401(k) Plan. The deferred amounts are credited to the employee’s BRP account. The Company makes matching contributions to the employee’s BRP account under the same matching contribution formula that applies to employee contributions to the 401(k) Plan. An employee’s account under the BRP is deemed to be invested in accordance with the employee’s election in one or more of the investment options available under the 401(k) Plan, except an employee may not elect to have any amounts deferred under the BRP after February 1, 2003 to be deemed to be invested in Company Common Stock. An employee may elect to change the investment of the employee’s BRP account as frequently as each business day. An employee’s account under the BRP is paid to the employee in cash after the end of the plan year in which the employee terminates employment but no earlier than 180 days after the employee’s termination of employment.

CDP

The CDP allows a senior management employee to elect to defer receipt of up to 80% of his or her base salary, annual incentive plan compensation and certain other bonuses. The deferred amounts are credited to the employee’s CDP account. The Company does not make any contributions to the CDP. An employee’s CDP account is deemed to be invested in accordance with the employee’s election in one or more of the investment options available under the 401(k) Plan, except an employee may not elect to have any amounts deferred under the CDP to be deemed to be invested in Company Common Stock. An employee may elect to change the investment of the employee’s CDP account as frequently as each business day. An employee’s account under the CDP is paid to the employee in cash after the end of the plan year in which the employee terminates employment but no earlier than 180 days after the employee’s termination of employment. In addition, an employee may elect to have a portion of the employee’s deferrals segregated into a separate sub-account that is paid at a date elected by the employee so long as the date is at least five years from the date of the employee’s deferral election.

DCP

Prior to January 1, 2009, the DCP required the deferral of any long-term incentive compensation payable to a named executive officer to the extent the compensation would not be deductible for federal income tax purposes under Section 162(m) of the Internal Revenue Code. The DCP also allowed executives to elect prior to January 1, 2005 to defer receipt of stock awards and gains from the exercise of stock options. The Company does not make any contributions to the DCP. All deferrals under the DCP are deemed to be invested in shares of the Company’s Common Stock. Any dividends that would have been paid on shares of stock credited to an executive’s DCP account are deemed to be reinvested in additional shares of Common Stock. The aggregate earnings on an executive’s DCP account shown in the table below are attributable solely to fluctuations in the value of the Company’s Common Stock and dividends paid with respect to the Company’s Common Stock. Shares of Company Common Stock credited to an executive’s DCP account that are attributable to mandatory deferrals are paid to the executive when the distribution is fully deductible by the Company for federal income tax purposes. Shares of Company Common Stock credited to an executive’s DCP account that are attributable to pre-2005 elective deferrals are paid in accordance with the executive’s election in a lump sum or five annual installments after the executive’s termination of employment or attainment of a specified age.

The following table presents information about the amounts deferred by the named executive officers under the Company’s three deferred compensation plans.

		Executive	Registrant	Aggregate	Aggregate	Aggregate
		Contributions in	Contributions in	Earnings in	Withdrawals/	Balance at
	Plan	Last FY	Last FY	Last FY	Distributions	Last FYE
Name	Name	($)(1)	($)(1)	($)(1)	($)	($)(1)

Mr. Niblock	BRP	$145,452	$103,028	$509,066	0	$3,027,542
	CDP	0	0	0	0	0
	DCP	0	0	$1,176,863	0	$7,470,394
Mr. Hull	BRP	$58,074	$41,136	$188,651	0	$990,445
	CDP	0	0	0	0	0
	DCP	0	0	$55,327	0	$351,203
Mr. Stone	BRP	$93,586	$66,290	$349,676	0	$2,199,782
	CDP	55,948	0	$27,107	0	$190,579
	DCP	0	0	$1,100,470	0	$6,985,475
Mr. Canter	BRP	$53,663	$38,011	$99,637	0	$904,209
	CDP	0	0	$1,104	0	$62,938
	DCP	0	0	0	0	0
Mr. Bridgeford	BRP	$50,355	$35,669	$132,650	0	$1,370,879
	CDP	0	0	0	0	0
	DCP	0	0	$947,938	0	$6,017,245

(1)	All of the amounts presented above as “Executive Contributions” and “Registrant Contributions” to the BRP and as “Executive Contributions” to the CDP are reported as compensation for the 2010 fiscal year in the Summary Compensation Table shown on page 30.

C.	Compensation Committee Report

The Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management of the Company. Based on such review and discussion, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2011.

Marshall O. Larsen, Chairman
Dawn E. Hudson
Robert A. Ingram
Robert L. Johnson
Richard K. Lochridge

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about stock options outstanding and shares available for future awards under all of Lowe’s equity compensation plans. The information is as of January 28, 2011.

	Number of		Number of Securities
	Securities to be		Remaining Available for
	Issued Upon	Weighted-Average	Future Issuance Under
	Exercise of	Exercise Price of	Equity Compensation
	Outstanding	Outstanding	Plans (Excluding
	Options, Warrants	Options, Warrants	Securities
	and Rights	and Rights	Reflected in Column (a))
Plan Category	(#)(1)	($)(1)	(#)(2)
	(a)	(b)	(c)

Equity compensation plans approved by security holders	25,026,550	$26.48	34,681,426	(3)
Equity compensation plans not approved by security holders	—	—	—

Total	25,026,550	$26.48	34,681,426	(3)

(1)	Column (a) contains information regarding stock options and restricted and deferred stock units only; there are no warrants or stock appreciation rights outstanding. The weighted average exercise price shown in column (b) does not take into account restricted or deferred stock units because they are granted outright and do not have an exercise price.

(2)	In accordance with SEC rules, this column does not include shares available under the Lowe’s 401(k) Plan.

(3)	Includes the following:

*	23,977,728 shares available for grants of stock options, stock appreciation rights, stock awards and performance shares, deferred stock units and restricted stock units to key employees and outside directors under the 2006 LTIP. Stock options granted under the 2006 LTIP generally have terms of seven years, normally vest evenly over three years, and are assigned an exercise price of not less than the fair market value of the Common Stock on the date of grant. No awards may be granted under the 2006 LTIP after 2016.

*	10,703,698 shares available under the Lowe’s Companies Employee Stock Purchase Plan — Stock Options for Everyone. Eligible employees may purchase shares of Common Stock through after-tax payroll deductions. The purchase price of this stock is equal to 85% of the closing price on the date of purchase for each semi-annual stock purchase period.

RELATED-PARTY TRANSACTIONS

Policy and Procedures for Review, Approval or Ratification

The Company has a written policy and procedures for the review, approval or ratification of any transactions that could potentially be required to be reported under the rules of the SEC for disclosure of transactions in which related persons have a direct or indirect material interest. Related persons include directors and executive officers of the Company and members of their immediate families. The Company’s General Counsel and Chief Compliance Officer is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers about any such transactions. He is also responsible for making a recommendation, based on the facts and circumstances in each instance, whether the Company or the related person has a material interest in the transaction.

The Policy, which is administered by the Governance Committee of the Board of Directors, includes several categories of pre-approved transactions with related persons, such as employment of executive officers and certain banking related services. For transactions that are not pre-approved, the Governance Committee, in determining whether to approve or ratify a transaction with a related person, takes into account, among other things, (A) whether the transaction would violate the Company’s Code, (B) whether the transaction is on terms no less favorable than terms generally available to or from an unaffiliated third party under the same or similar circumstances and (C) the extent of the related person’s interest in the transaction as well as the importance of the interest to the related person. No director may participate in any discussion or approval of a transaction for which he or she or a member of his or her immediate family is a related person.

Approved Related-Party Transactions

Ronnie E. Damron, Senior Vice President of Store Planning and Environment of the Company, is the brother of Rick D. Damron, the Company’s Executive Vice President of Store Operations. For the 2010 fiscal year, Ronnie E. Damron received a base salary of $265,000 and an annual incentive award of $219,812. He also received a matching contribution of $3,798 under the Company’s Benefit Restoration Plan and a grant of (i) non-qualified options to purchase 18,000 shares at an exercise price of $23.98 per share and (ii) 6,000 shares of time-based restricted stock. His compensation was established by the Company in accordance with its employment and compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions. The Compensation Committee of the Board, which is comprised entirely of independent directors, reviews and approves the compensation paid to him. His brother, Rick D. Damron, does not have a material interest in the Company’s employment relationship with Ronnie E. Damron, nor does he share a home with him.

Steven M. Stone, former Senior Vice President and Chief Information Officer of the Company, is the brother of Larry D. Stone, the Company’s President and Chief Operating Officer. For the 2010 fiscal year, Steven M. Stone received a base salary of $435,000, an annual incentive award of $360,824 and a discretionary bonus of $44,000. He also received a matching contribution of $14,932 under the Company’s Benefit Restoration Plan and a grant of (i) non-qualified options to purchase 44,000 shares at an exercise price of $23.98 per share and (ii) 15,000 shares of time-based restricted stock. His compensation was established by the Company in accordance with its employment and compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions.

Steven M. Stone resigned from his employment with the Company to pursue other interests effective January 28, 2011. The Company entered into a separation agreement with him in connection with his resignation. In the agreement, he agreed not to compete with the Company for a period of 12 months or disclose any of the Company’s confidential information, including distribution, replenishment, logistics and information technology strategies and information. In consideration of the non-competition and non-disclosure covenants, the Company will provide him a cash severance benefit of $870,000 and reimbursement of the cost of outplacement assistance services up to $5,000. The separation agreement also provides full vesting of 50,000 shares of time-based restricted stock previously awarded to Mr. Stone and continued vesting in accordance with the original vesting schedule of 98,333 unvested stock options and 11,000 shares of unvested performance-based restricted stock. The shares of time-based restricted stock had an aggregate value of $1,262,500 on January 28, 2011, the date they became vested in accordance with the agreement. The value Steven M. Stone will realize from the continued vesting of the stock option and performance-based restricted stock awards will depend on the Company’s achievement of the performance criteria and the future market value of the Company’s common stock.

The Compensation Committee of the Board, which is comprised entirely of independent directors, reviews and approves all compensation actions for the Company’s executive officers, including Steven M. Stone. His brother, Larry D. Stone, does not have a material interest in the Company’s former employment relationship or separation agreement with Steven M. Stone, nor does he share a home with him.

The Company paid approximately $82 million in the fiscal year ended January 28, 2011 to ECMD, Inc., a vendor to the Company for over 30 years, for millwork and other building products. A brother-in-law of Gregory M. Bridgeford, the Company’s Executive Vice President of Business Development, is a senior officer and owner of less than 5% of the common stock of ECMD, Inc. Neither Mr. Bridgeford nor his brother-in-law, Todd Meade, has any direct business relationship with the transactions between ECMD, Inc. and the Company. We believe the terms upon which Lowe’s makes its purchases from ECMD, Inc. are comparable to, or better than, the terms upon which ECMD, Inc. sells products to its other customers, and upon which Lowe’s could obtain comparable products from other vendors. The Governance Committee of the Company’s Board of Directors has reviewed all of the material facts and ratified the transactions with ECMD, Inc. that occurred in the last fiscal year and approved the transactions that will occur in the current fiscal year.

AUDIT MATTERS

Report of the Audit Committee

This report by the Audit Committee is required by the rules of the SEC. It is not to be deemed incorporated by reference by any general statement which incorporates by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act, and it is not to be otherwise deemed filed under either such Act.

The Audit Committee has six members, all of whom are independent directors as defined by the Categorical Standards, Section 303A.02 of the NYSE Listed Company Manual and Rule 10A-3(b)(1)(ii) of the Exchange Act. Each member of the Audit Committee is “financially literate,” as that term is defined by the rules of the NYSE, and qualified to review and assess financial statements. The Board of Directors has determined that more than one member of the Audit Committee qualifies as an “audit committee financial expert” as such term is defined by the SEC, and has designated Stephen F. Page, Chairman of the Audit Committee, as an “audit committee financial expert.”

The Audit Committee reviews the general scope of the Company’s annual audit and the fees charged by the Company’s independent registered public accounting firm, determines duties and responsibilities of the internal auditors, reviews financial statements and accounting principles being applied thereto, and reviews audit results and other matters relating to internal control and compliance with the Company’s Code.

In carrying out its responsibilities, the Audit Committee has:

•	reviewed and discussed the audited consolidated financial statements with management;

•	met periodically with the Company’s Vice President of Internal Audit and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting;

•	discussed with the independent registered public accounting firm the matters required to be communicated to those charged with governance by SAS No. 114 (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) and the matters required to be reported to the Audit Committee by the independent registered public accounting firm pursuant to SEC Regulation S-X, Rule 2.07;

•	received the written disclosures and letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence; and

•	reviewed and discussed with management and the independent registered public accounting firm management’s report and the independent registered public accounting firm’s report on our internal control over financial reporting and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

Based on the reviews and discussions noted above and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee has recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2011.

Stephen F. Page, Chairman
Raul Alvarez
David W. Bernauer
Leonard L. Berry
Peter C. Browning
O. Temple Sloan, Jr.

Fees Paid to the Independent Registered Public Accounting Firm

The aggregate fees billed to the Company for the last two fiscal years by the Company’s independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, were:

	2010	2009

Audit Fees(1)	$2,567,735	$2,476,586
Audit-Related Fees(2)	226,354	202,572
Tax Fees(3)	0	10,057
All Other Fees(4)	1,395	0

(1)	Audit fees consist of fees billed for professional services for the audit of the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K, review of financial statements included in the Company’s Quarterly Reports on Form 10-Q and services provided by the independent registered public accounting firm in connection with the Company’s statutory filings for the last two fiscal years. Audit fees also include fees for professional services rendered for the audit of our internal control over financial reporting.

(2)	Audit-related fees are fees billed by the independent registered public accounting firm for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, and include audits of the Company’s employee benefit plans and other consultations concerning financial accounting and reporting standards.

(3)	Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice, and tax planning.

(4)	All other fees consist of fees billed for training.

The Audit Committee has considered whether the provision of this level of audit-related and tax compliance, advice and planning services is compatible with maintaining the independence of Deloitte. The Audit Committee, or the Chairman of the Audit Committee pursuant to a delegation of authority from the Audit Committee set forth in the Audit Committee’s charter, approves the engagement of Deloitte to perform all such services before Deloitte is engaged to render them.

PROPOSAL TWO:
TO RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte to serve as the Company’s independent registered public accounting firm for fiscal year 2011. Deloitte has served as the Company’s independent registered public accounting firm since 1982 and is considered by management to be well qualified.

Although shareholder ratification of the Audit Committee’s appointment of Deloitte as our independent registered public accounting firm is not required by the Company’s Bylaws or otherwise, the Board of Directors is submitting the appointment of Deloitte to the shareholders for ratification. If the shareholders fail to ratify the Audit Committee’s appointment, the Audit Committee will reconsider whether to retain Deloitte as the Company’s independent registered public accounting firm. In addition, even if the shareholders ratify the appointment of Deloitte, the Audit Committee may in its discretion appoint a different independent accounting firm at any time during the year if the Audit Committee determines that a change is in the best interests of the Company.

Representatives of Deloitte are expected to be present at the Annual Meeting of Shareholders, where they will have the opportunity to make a statement, if they desire to do so, and be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm. Proxies received by the Board of Directors will be so voted unless shareholders specify in their proxies a contrary choice.

PROPOSAL THREE:
TO CONDUCT AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

We encourage you to review the complete description of the Company’s executive compensation program provided in the Executive Officer Compensation section of this Proxy Statement (pages 17 through 35).

The fundamental objectives of the Company’s executive compensation program are to:

•	Maximize long-term shareholder value;

•	Provide an opportunity for executives to earn meaningful stock ownership;

•	Align executive compensation with the Company’s vision, values and business strategies;

•	Attract and retain executives who have the leadership skills and motivation deemed critical to support the Company’s ability to enhance long-term shareholder value;

•	Provide compensation that is commensurate with the Company’s performance and the contributions made by executives toward that performance;

•	Support the long-term growth and success of the Company; and

•	Ensure incentives do not promote inappropriate risk-taking.

The Executive Officer Compensation section of this Proxy Statement provides a thorough description of how the Compensation Committee has designed and administered the executive compensation program to meet these objectives. That section includes an assessment performed by the Compensation Committee’s independent consultant of the relationship between our executive pay and performance over time. The assessment indicates that Lowe’s CEO pay has historically been and continues to be strongly aligned with the Company’s performance and shareholder interests.

At the Annual Meeting, you will have the opportunity to provide feedback to the Compensation Committee on the executive compensation program by endorsing or not endorsing the compensation of the named executives through a non-binding vote (commonly known as a “say-on-pay” vote) on the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion (pages 17 through 35), is hereby APPROVED.

Even though the result of the say-on-pay vote is non-binding, the Compensation Committee values the opinions that shareholders express in their votes and will carefully consider the outcome of the vote when making future executive compensation decisions.

The Board unanimously recommends a vote “FOR” the resolution. Unless otherwise specified, proxies will be voted FOR the resolution.

PROPOSAL FOUR:
TO CONDUCT AN ADVISORY VOTE ON THE FREQUENCY OF HOLDING
FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Company is required to include an advisory vote on executive compensation (commonly known as a “say-on-pay” vote) in the annual meeting proxy statement at least once every three years. At the Annual Meeting, Company shareholders will be asked to provide a non-binding vote on whether a say-on-pay vote should occur every one, two or three years. After careful consideration of the pros and cons of each of the intervals, the Board of Directors has determined that a say-on-pay vote that occurs every year is the most appropriate alternative for the Company. Therefore, the Board recommends that you vote in favor of a say-on-pay vote every year.

Although a substantial portion of the compensation earned by Lowe’s named executive officers is based on the Company’s performance over multi-year performance periods, the Compensation Committee reviews and adjusts base salaries, sets performance objectives for annual incentive awards and makes equity-based awards, including performance-based equity awards, every year. An annual say-on-pay vote will permit Company shareholders to provide immediate direct input to the Company each year on the executive compensation program and the administration of the program by the Compensation Committee as disclosed in each year’s annual meeting proxy statement.

Although the Board of Directors is recommending an annual say-on-pay vote, you may select from the following four choices for the frequency of the say-on-pay vote: every year, every two years, every three years or abstain from voting on the matter.

The option of every one year, two years or three years that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on executive compensation that has been selected by shareholders. The Board of Directors will consider the outcome of the vote when deciding how often a say-on-pay vote will be requested from the Company’s shareholders. Because this vote is advisory and not binding on the Board of Directors, the Board may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders.

The Board unanimously recommends a vote in favor of the option of every “1 YEAR” as the frequency of the advisory vote on executive compensation. Unless otherwise specified, proxies will be voted in favor of the option of every “1 YEAR” as the frequency of the advisory vote on executive compensation.

PROPOSAL FIVE:
TO APPROVE THE LOWE’S COMPANIES, INC. 2011 ANNUAL INCENTIVE PLAN

The Board of Directors proposes that shareholders approve the Lowe’s Companies, Inc. 2011 Annual Incentive Plan (the “Annual Plan”). The Compensation Committee adopted the Annual Plan on March 17, 2011, subject to approval by the Company’s shareholders.

Section 162(m) of the Internal Revenue Code limits the Company’s deduction for federal income tax purposes for compensation paid in a taxable year to the Chief Executive Officer or the three other highest-compensated executive officers of the Company (other than the Chief Financial Officer). Compensation that is considered performance-based compensation under Section 162(m) of the Internal Revenue Code is not subject to the deduction limitation if certain conditions are met. One of the conditions is that the shareholders approve the material terms of the Annual Plan every five years. It has been five years since the Company’s shareholders approved the Company’s annual incentive plan. You are being asked to approve the Annual Plan to preserve the Company’s federal income tax deduction for the performance-based compensation paid under the Annual Plan to senior executives.

The Annual Plan (i) changes the limitation on the maximum annual incentive that may be paid to an individual from the lesser of $5,000,000 or 5 times the individual’s base salary to the lesser of $7,000,000 or 5 times the individual’s base salary, (ii) provides the Compensation Committee more flexibility in determining the performance objectives for annual incentive awards and (iii) expressly requires participants to comply with any clawback or recoupment policy adopted by the Company. Other than those changes, the principal features of the Annual Plan are unchanged from the terms of the annual incentive plan approved by the Company’s shareholders in 2006.

The more significant features of the Annual Plan are described below. This summary is subject, in all respects, to the terms of the Annual Plan, which is attached to this Proxy Statement as Appendix B.

Approval of the Annual Plan requires the affirmative vote of a majority of the shares represented and voted at the Annual Meeting.

Administration

The Compensation Committee, all of whose members are outside directors, will administer the Annual Plan. The Compensation Committee will have the authority to grant cash awards upon such terms (not inconsistent with the terms of the Annual Plan) as it considers appropriate. In addition, the Compensation Committee will have complete authority to interpret all provisions of the Annual Plan, to adopt, amend and rescind rules and regulations pertaining to the administration of the Annual Plan and to make all other determinations necessary or advisable for the administration of the Annual Plan.

Eligibility

Any person who, during the term of the Annual Plan, is an employee of the Company or any subsidiary of the Company is eligible to participate under the Annual Plan. The Compensation Committee determines which employees will be participants under the Annual Plan. The Company anticipates that approximately 37 senior management employees will be eligible to receive awards under the Annual Plan.

Performance Objectives

Annual Plan participants will receive awards under the Annual Plan after the end of a fiscal year if performance objectives established by the Compensation Committee are achieved during the fiscal year. The Compensation Committee will establish the performance objectives at the start of each fiscal year.

The performance objectives may be stated with respect to (i) earnings before interest and taxes, (ii) earnings before taxes, (iii) earnings before taxes in relation to non-cash beginning assets, (iv) return on equity, earnings per share, total earnings, return on capital or return on assets, (v) Fair Market Value, (vi) revenues, (vii) total shareholder return, (viii) operating earnings or margin, (ix) economic profit or value created, (x) strategic business criteria consisting of one or more objectives based on meeting specified goals relating to market penetration, geographic business expansion, cost targets, customer or employee satisfaction, human resources management, supervision of litigation, information technology or acquisitions or divestitures of subsidiaries, affiliates or joint ventures, or (xi) any combination of the foregoing. The Compensation Committee will also establish the targeted level or levels of performance for the Performance Objectives and specify whether the performance objectives will be a goal relative to performance in prior periods (e.g., earnings growth), or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. The performance objectives may relate to the Company or to a particular participant, subsidiary, division or operating unit, or any combination of the foregoing all as the Committee shall determine.

Payment of Awards

All awards under the Annual Plan for a fiscal year will be paid in cash following the end of the fiscal year. The maximum individual award that can be made under the Annual Plan for a fiscal year is the lesser of (i) $7,000,000 or (ii) 500% of the covered employee’s base salary as of the date of grant of the award.

Amendment and Termination

The Compensation Committee may amend or terminate the Annual Plan from time to time, except that no amendment will become effective until shareholder approval is obtained if the amendment would increase the maximum amount that may be payable to a covered employee for a fiscal year.

Federal Income Tax Consequences

All cash awards paid under the Annual Plan are taxable to the participant when made. The Annual Plan has been designed to comply with Section 162(m) of the Internal Revenue Code and all awards under the Annual Plan should qualify as performance-based compensation. Therefore, the Company should be entitled to claim a federal income tax deduction for the full amount of any cash award paid under the Annual Plan.

Our Board of Directors recommends a vote “FOR” the adoption of the Annual Plan. Proxies received by the Board of Directors will be so voted unless shareholders specify in their proxies a contrary choice.

PROPOSAL SIX:
TO CONSIDER AND VOTE UPON THE SHAREHOLDER PROPOSAL
REGARDING EXECUTIVE SEVERANCE AGREEMENTS

The Comerica Bank & Trust, National Association, as Trustee of the Trowel Trades S&P 500 Index Fund (the “Proponent”), has informed us that the Proponent intends to submit the following shareholder proposal at the Annual Meeting. The address and number of the Company’s shares held by the Proponent will be promptly provided upon oral or written request made to our Secretary. We are not responsible for the content of the shareholder proposal, which is printed below exactly as it was submitted. The Board of Directors recommends voting AGAINST the proposal. Unless otherwise specified, proxies will be voted AGAINST the proposal.

RESOLVED:  that the shareholders of Lowe’s Companies, Inc. (“the Company”) urge the Board of Directors to seek shareholder approval of future severance agreements with senior executives that provide benefits in an amount exceeding 2.99 times the sum of the executives’ base salary plus bonus. “Future severance agreements” include employment agreements containing severance provisions, special retirement provisions and agreements renewing, modifying or extending existing such agreements. “Benefits” include lump-sum cash payments (including payments in lieu of medical and other benefits); the payment of any “gross-up” tax liability; the estimated present value of special retirement provisions; any stock or option awards that are awarded under any severance agreement; any prior stock or option awards as to which the executive’s access is accelerated under the severance agreement; fringe benefits; and consulting fees (including reimbursable expenses) to be paid to the executive.

SUPPORTING STATEMENT

In our opinion, severance agreements as described in this resolution, commonly known as “golden parachutes”, are excessive in light of the high levels of compensation enjoyed by senior executives at the Company and U.S. corporations in general.

We believe that requiring shareholder approval of such agreements may have the beneficial effect of insulating the Board of Directors from manipulation in the event a senior executive’s employment must be terminated by the Company. Because it is not always practical to obtain prior shareholder approval, the Company would have the option if this proposal were implemented of seeking shareholder approval after the material terms of the agreement were agreed upon.

For those reasons, we urge shareholders to vote for this proposal.

Lowe’s Board of Directors Statement OPPOSING this Proposal

Lowe’s Board of Directors recommends a vote AGAINST this proposal. This is the second time in the last four years our shareholders have been asked to vote on a proposal on this same topic. At the Company’s 2007 Annual Meeting, our shareholders rejected a nearly identical proposal, with only 28.94% of shares voted in favor of adopting a policy to obtain shareholder approval of executive severance agreements providing benefits in an amount exceeding 2.99 times the sum of the executive’s base salary plus annual bonus.

In addition to the fact that our shareholders have already rejected a virtually identical proposal, Lowe’s Board of Directors believes that the adoption of the proposal is unnecessary because several years ago Lowe’s Board of Directors decided to memorialize its historical approach to severance arrangements and adopted a Senior Executive Severance Agreement Policy (the “Policy”) that limits the ability of Lowe’s to enter into Severance Agreements with a Senior Executive without shareholder approval. Under the Policy, Lowe’s will not enter into a Severance Agreement with a Senior Executive that provides for Benefits in an amount exceeding 2.99 times the sum of the Senior Executive’s (i) base salary, (ii) Annual Bonus and (iii) Annual Benefits Cost, unless the Severance

Agreement has been approved by a majority vote of Lowe’s shareholders. A complete copy of the Policy, which includes definitions of the defined terms used in this paragraph, is attached to this Proxy Statement as Appendix C.

Lowe’s does not have employment agreements with its named executive or other senior officers, but in 2009, the Compensation Committee of Lowe’s Board of Directors approved amended and restated Management Continuity Agreements with each of the Company’s named executive and other senior officers. These are “double trigger” change of control arrangements that provide for the payment of severance benefits only if the Company experiences a change-in-control that is followed by termination of the executive’s employment under carefully prescribed circumstances. These arrangements are designed solely to protect the interests of Lowe’s senior executives when a potential change of control could affect their job security, authority or compensation. For a description of the Company’s Management Continuity Agreements, see the discussion under “Potential Payments Upon Termination or Change-in-Control” at pages 27 and 28 of this Proxy Statement. In connection with the process of amending and restating those agreements, the Compensation Committee established (i) a policy on which executive and senior officers of the Company should be covered by the agreements (resulting in a decrease in the number of those agreements) and (ii) a standard level of benefits to be provided under the agreements that complies with the Policy. The ability of Lowe’s to enter into Management Continuity Agreements within the limitations of the Policy and that are not subject to shareholder approval is critical to recruiting and retaining highly qualified executives. Lowe’s Board believes that the Policy substantially implements the intent of the proposal, while preserving the ability of Lowe’s management and Board to continue to act in the best interests of Lowe’s shareholders.

The Company’s historical practices of not having employment agreements with its officers, as well as the Policy adopted by Lowe’s Board of Directors and the recent action by the Compensation Committee to restrict the number of executive and other senior officers that should be covered by the Management Continuity Agreements and to provide a standard level of benefits, demonstrate the Board’s commitment to protecting shareholder value by attracting and retaining skilled executives without providing excessive severance packages. Lowe’s Board of Directors believes the Policy adopted by the Board, which reflects Lowe’s historical practices of restraint, more appropriately addresses the concerns raised in the proposal and promotes the best interest of shareholders. In light of Lowe’s historical practices and the Board’s adoption of the Policy, Lowe’s Board believes that adoption of the proposal is unnecessary and unwarranted.

For all these reasons, the Board of Directors recommends a vote AGAINST this proposal.

PROPOSAL SEVEN:
TO CONSIDER AND VOTE UPON THE SHAREHOLDER PROPOSAL
REGARDING LINKING PAY TO PERFORMANCE
ON SUSTAINABILITY GOALS

The Central Laborers’ Pension Fund (the “Proponent”) has informed us that it intends to submit the following shareholder proposal at the Annual Meeting. The address and number of the Company’s shares held by the Proponent will be promptly provided upon oral or written request made to our Secretary. We are not responsible for the content of the shareholder proposal, which is printed below exactly as it was submitted. The Board of Directors recommends voting AGAINST the proposal. Unless otherwise specified, proxies will be voted AGAINST the proposal.

RESOLVED:  That the shareholders of Lowe’s Companies, Inc. (“Lowe’s” or “Company”) request the Board’s Compensation Committee, when setting senior executive compensation, include sustainability as one of the performance measures for senior executives under the Company’s annual and/or long-term incentive plans. Sustainability is defined as how environmental, social and financial considerations are integrated into corporate strategy over the long term.

SUPPORTING STATEMENT

We believe that the long-term interests of shareholders, as well as other important constituents, is (sic) best served by companies that operate their businesses in a sustainable manner focused on long-term value creation. As the recent financial crisis demonstrates, those boards of directors and management that operate their companies with integrity and a focus on the long term are much more likely to prosper than ones that are dominated by a short-

term focus. The best means of demonstrating a company’s commitment to the concept of sustainability is through incorporating it as a performance measure in the Company’s annual and/or long-term incentive plans.

We note that the Company has affirmed its commitment to the concept of sustainability. Lowe’s website includes a discussion of “Lowe’s Policy on Sustainability.” In it the Company states:

Sustainability involves using resources more efficiently and in ways which benefit the environment, customers, business and local communities. Operating our business more sustainably means considering the environmental impacts of operations in Lowe’s stores, offices and supply chain and considering the lifecycle impact of the products and services used and sold.

To operate more sustainably, Lowe’s will strive to:

•	Provide customers with environmentally-responsible products, packaging and services at everyday low prices;

•	Educate and engage employees, customers and others on the importance of conserving resources, reducing waste and recycling;

•	Use resources — energy, fuel, water and materials — more efficiently and responsibly to minimize our environmental footprint;

•	Establish sustainability goals and objectives;

•	Review and communicate progress made toward achieving established goals and objectives; and

•	Engage on public policy issues related to sustainability.

While these words are laudable, incorporating them into the Company’s senior executive compensation program would give them real impact. Yet, the Compensation Discussion and Analysis section of Lowe’s 2010 Proxy Statement contains no discussion of sustainability. Neither the Company’s annual incentive plan nor its long-term incentive plan utilizes any performance measures related to sustainability. We believe that this represents a serious shortcoming.

Other companies have added sustainability to the metrics that they use when determining executive compensation. British utility company National Grid announced last year it would partly base executive compensation on meeting targets for reducing carbon emissions. In addition, Xcel Energy in its 2009 proxy statement discloses that certain annual incentive payments are dependent on green house (sic) gas emission reductions alongside the weight given to meeting earnings per share targets. Also Intel Corporation calculates every employees (sic) annual bonus based on the firms (sic) performance on measures that include energy efficiency, completion of renewable energy and clean energy projects, and the company’s reputation for environmental leadership.

Lowe’s Board of Directors Statement OPPOSING this Proposal

Lowe’s Board of Directors has carefully considered this proposal and, while it agrees with the Proponent that the long-term interests of shareholders are best served by companies that operate their business in a sustainable manner focused on long-term value creation, the Board believes that adopting the proposal is unnecessary and would not be in the best interests of the Company or our shareholders.

Lowe’s has been committed to responsible business practices for more than 65 years and is continuously looking to improve sustainability efforts. To that end, and as the Proponent recognizes in the proposal, the Company has adopted a policy on sustainability. As stated in the policy, Lowe’s goal is to operate sustainably, while maintaining a safe and comfortable working and shopping environment. To reach that goal, Lowe’s is continually seeking to develop cooperative relationships with appropriate government programs, such as ENERGY STAR®, and with relevant organizations in the communities the Company serves.

In 2010, Lowe’s was once again honored nationally for its sustainability efforts, including its work to promote energy and water efficiency. The U.S. Environmental Protection Agency (“EPA”) and the Department of Energy honored Lowe’s with the 2010 ENERGY STAR® Sustained Excellence Award, which recognizes Lowe’s leadership in promoting energy efficiency year after year and honors the Company’s achievements in customer outreach, employee training and product selection. Lowe’s is the first retailer to win the Sustained Excellence Award, and the 2010 award was the Company’s eighth consecutive ENERGY STAR® honor. The EPA also honored

Lowe’s with the 2010 Water Sense® Retail Partner of the Year Award, which recognizes the Company’s efforts to encourage water-efficient practices. Lowe’s is the first company to win the Water Sense® Retail Partner of the Year Award in consecutive years. These awards demonstrate the Company’s commitment to operating its business in a sustainable manner.

The Board does not believe that including sustainability as one of the performance measures under the Company’s incentive plans is necessary to create long-term, sustained value for Lowe’s shareholders. Rather, Lowe’s Board believes that the Company’s existing executive compensation program, which has a strong pay for performance philosophy and pay programs that result in awards to executives that are sensitive to the long-term value they produce for shareholders, promotes the best interests of our shareholders over time. Key elements of the Company’s executive pay program that support our pay for performance philosophy include:

•	Our pay positioning strategy, which calls for pay that is commensurate with performance, i.e., total compensation that is at median for median performance, above median for above market performance, and below median for below market performance.

•	Our emphasis on incentive-driven pay, most of which is earned over the long-term and is based on Company financial and stock price performance.

•	Use of financial measures in our incentive plans that provide a strong link to shareholder value over time.

•	Use of ownership guidelines which require executives to be meaningfully invested in Company stock.

A more complete description of the policies, practices and plans that comprise the Company’s executive pay program is contained in the Executive Officer Compensation section of this Proxy Statement.

Although Lowe’s Board does not support using sustainability as one of the performance measures to calculate senior executive compensation, the Board believes the Company’s existing executive pay program effectively addresses the Proponent’s concern that Lowe’s executive officers are motivated to operate the Company’s business in a sustainable manner focused on creating long-term value for shareholders. Specifically, Lowe’s Board believes the program, which emphasizes incentive-driven pay earned over the long-term and based on the Company’s financial and stock price performance, creates a strong incentive for the Company’s senior executives to operate the Company’s business in a sustainable manner because the Company’s financial and stock price performance is enhanced by a strong corporate image. The Company’s sustainability efforts and the awards and recognition that the Company has received for such efforts have undoubtedly helped to build Lowe’s image as a responsible corporate citizen which in turn have enhanced the Company’s financial performance.

For all these reasons, the Board of Directors recommends a vote AGAINST this proposal.

PROPOSAL EIGHT:
TO CONSIDER AND VOTE UPON THE SHAREHOLDER PROPOSAL
REGARDING REPORT ON POLITICAL SPENDING

The Miami Fire Fighters’ Relief & Pension Fund and the City of Philadelphia Public Employees Retirement System (collectively, the “Proponent”) have informed us that they intend to submit the following shareholder proposal at the Annual Meeting. The address and number of the Company’s shares held by each Proponent will be promptly provided upon oral or written request made to our Secretary. We are not responsible for the content of the shareholder proposal, which is printed below exactly as it was submitted. The Board of Directors recommends voting AGAINST the proposal. Unless otherwise specified, proxies will be voted AGAINST the proposal.

Resolved, that the shareholders of Lowe’s Companies, Inc. (“Company”) hereby request that the Company provide a report, updated semi-annually, disclosing the Company’s:

1.	Policies and procedures for political contributions and expenditures (both direct and indirect) made with corporate funds.

2.	Monetary and non-monetary contributions and expenditures (direct and indirect) used to participate or intervene in any political campaign on behalf of (or in opposition to) any candidate for public office, and used in any attempt to influence the general public, or segments thereof, with respect to elections or referenda. The report shall include:

a.	An accounting through an itemized report that includes the identity of the recipient as well as the amount paid to each recipient of the Company’s funds that are used for political contributions or expenditures as described above; and

b.	The title(s) of the person(s) in the Company who participated in making the decisions to make the political contribution or expenditure.

The report shall be presented to the board of directors’ audit committee or other relevant oversight committee and posted on the Company’s website.

Stockholder Supporting Statement

As long-term shareholders of the Company, we support transparency and accountability in corporate spending on political activities. These include any activities considered intervention in any political campaign under the Internal Revenue Code, such as direct and indirect political contributions to candidates, political parties, or political organizations; independent expenditures; or electioneering communications on behalf of federal, state or local candidates.

Disclosure is consistent with public policy, in the best interest of the company and its shareholders, and critical for compliance with federal ethics laws. Moreover, the Supreme Court’s Citizens United decision recognized the importance of political spending disclosure for shareholders when it said “[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages.” Gaps in transparency and accountability may expose the company to reputational and business risks that could threaten long-term shareholder value.

Relying on publicly available data does not provide a complete picture of the Company’s political expenditures. For example, the Company’s payments to trade associations used for political activities are undisclosed and unknown. In many cases, even management does not know how trade associations use their company’s money politically. The proposal asks the Company to disclose all of its political spending, including payments to trade associations and other tax exempt organizations for political purposes. This would bring our Company in line with a growing number of leading companies, including Aetna, American Electric Power and Microsoft that support political disclosure and accountability and present this information on their websites.

The Company’s Board and its shareholders need complete disclosure to be able to fully evaluate the political use of corporate assets. Thus, we urge your support for this critical governance reform.

Lowe’s Board of Directors Statement OPPOSING this Proposal

Lowe’s Board of Directors recommends a vote AGAINST this proposal. This is the second consecutive year our shareholders have been asked to vote on a proposal on this same topic. At last year’s Annual Meeting, our shareholders rejected a nearly identical proposal, with only 29.4% of shares voted in favor of the Company providing a report on its political contributions and expenditures. Your Board supports transparency and accountability in corporate spending on political activities. For the reasons discussed below, however, we continue to believe that adopting the proposal is unnecessary and would not be in the best interests of the Company or its shareholders. Accordingly, we ask our shareholders once again to reject this proposal.

Our business is subject to extensive regulation at all levels of government. We seek to be an effective participant in the public policy decision-making process by making prudent political contributions and expenditures when we believe they will advance Lowe’s business objectives and the interests of its shareholders. Lowe’s is fully committed to complying with all applicable laws regarding political contributions and expenditures, including laws requiring public disclosure. Direct corporate funding to make political contributions or expenditures, when permitted at all, is subject to extensive governmental regulation and public disclosure requirements. The vast majority of political contributions and expenditures are not funded by corporate resources, but rather are made by Lowe’s nonpartisan political action committee (“LOWPAC”), which is funded primarily by voluntary employee contributions. In certain limited circumstances in states where direct corporate political contributions or expenditures are permitted, Lowe’s may make direct corporate contributions or expenditures.

The activities of LOWPAC are subject to comprehensive regulation by the federal government, including detailed disclosure requirements. For example, pursuant to federal law, LOWPAC files regular reports with the Federal Election Commission (“FEC”), which has detailed disclosure requirements for the political contributions or expenditures by federal political action committees (“PACs”). These reports, which are publicly available on the FEC’s website (www.FEC.gov), itemize receipts and disbursements for federal political contributions and expenditures, including all political contributions over $200 and contributions to the PACs of trade associations and other tax-exempt organizations.

We strongly disagree with the Proponent’s suggestion that gaps in transparency and accountability about the Company’s political contributions and expenditures, with a particular focus on payments to trade associations, may expose the Company to reputational and business risks that could threaten long-term shareholder value. We make contributions and maintain memberships in trade associations specific to business and retail industry interests, such as the Retail Industry Leaders Association (“RILA”). RILA and other trade associations provide significant benefits to the Company and its shareholders by giving the Company access to their business, technical and industry expertise and by providing a forum where members can conduct discussions aimed at understanding common operational practices, areas of concern and solutions to common problems. They also have knowledgeable members of their staffs who strive to ensure that lawmakers are educated on the potential consequences of their decisions on the nation’s leading retailers, including the Company. Your Board of Directors believes that all of these varied activities of the trade associations to which the Company contributes are strongly aligned with the long-term interests of the Company and its shareholders.

Management closely monitors the political activities of the trade associations in which the Company is a member; however, trade associations are independent organizations that may have many positions and views, not all of which are necessarily shared or supported by the Company. Thus, disclosure of contributions to trade associations beyond what is legally required would not provide the Company’s shareholders with a greater understanding of the Company’s business objectives and government relations expenditures and could instead risk misrepresenting the Company’s political activities and positions. In addition, disclosure of the Company’s membership dues to these associations could potentially put the Company at a disadvantage with its competitors by revealing what are often negotiated rates of membership, and by highlighting the Company’s strategies and priorities.

As a result of the disclosures currently mandated by law that management has established procedures to ensure the Company is in compliance with, we believe that sufficient disclosure exists regarding the Company’s political contributions and expenditures to address the concerns cited in this proposal. Consequently, we believe that any additional disclosure would be unnecessary and an unproductive use of your Company’s resources without conferring a commensurate benefit to the Company’s shareholders.

For all these reasons, the Board of Directors recommends a vote AGAINST this proposal.

ADDITIONAL INFORMATION

Solicitation of Proxies

The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mail, the Company may solicit proxies by personal interview, telephone and similar means. No director, officer or employee of the Company will be specially compensated for these activities. The Company may reimburse brokers or other persons holding stock in their names or in the names of nominees for their expense in sending proxy materials to principals and obtaining their proxies. The Company has engaged the proxy soliciting firm of Georgeson Shareholder Communications Inc. to assist in distributing proxy materials and soliciting proxies for the Annual Meeting of Shareholders at an anticipated cost of $8,000 (plus handling fees).

Voting of Proxies

When a choice is specified with respect to any matter to come before the Annual Meeting of Shareholders, the shares represented by the proxy will be voted in accordance with such specifications.

When a choice is not so specified, the shares represented by the proxy will be voted “FOR ALL” nominees named in Proposal One, “FOR” Proposals Two, Three and Five, in favor of a frequency of every “1 YEAR” for future advisory votes on executive compensation in Proposal Four, and “AGAINST” Proposals Six, Seven and Eight, as set forth in the Notice of Internet Availability of Proxy Materials, Notice of Annual Meeting of Shareholders and Proxy or Voting Instruction Card.

Management is not aware that any matters other than those specified herein will be presented for action at the Annual Meeting of Shareholders, but if any other matters do properly come before the Annual Meeting of Shareholders, the proxyholders will vote upon those matters in accordance with their best judgment.

In the election of directors, a specification to withhold authority to vote for the slate of nominees named on the proxy or voting instruction card will not constitute an authorization to vote for any other nominee.

Delivery of Proxy Statements

As permitted by the Exchange Act, in those instances where we are mailing a paper copy of the Proxy Statement, only one copy of this Proxy Statement is being delivered to shareholders residing at the same address, unless such shareowners have notified the Company of their desire to receive multiple copies of the Proxy Statement.

The Company will promptly deliver, upon oral or written request, a separate copy of the Proxy Statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies and/or to request multiple copies of the Proxy Statement in the future should be directed to our Investor Relations Department, 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117, (704) 758-1000.

Shareholders residing at the same address and currently receiving multiple copies of the Proxy Statement may contact our Investor Relations Department, 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117, (704) 758-1000, to request that only a single copy of the Proxy Statement be mailed in the future.

Electronic Delivery of Proxy Materials

Shareholders can elect to view future proxy materials and annual reports over the Internet instead of receiving paper copies in the mail. If you received a paper copy of this year’s proxy materials by mail, you may register for electronic delivery of future proxy materials by following the instructions provided on your proxy or voting instruction card. If you received only a Notice of Internet Availability of Proxy Materials by mail, you may register for electronic delivery of future proxy materials by following the instructions provided when you vote online at the Internet site address listed on your Notice.

Choosing to receive your future proxy materials by e-mail will help us conserve natural resources and reduce the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by e-mail, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

SHAREHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING

Proposals of shareholders intended to be included in the Company’s proxy statement for its 2012 Annual Meeting of Shareholders must be received by the Company on or before December 13, 2011. Such proposals must also comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to the attention of Gaither M. Keener, Jr., Executive Vice President, General Counsel, Secretary and Chief Compliance Officer, at the Company’s principal executive offices, 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117, or faxed to his attention at (704) 757-0598.

In addition, shareholder proposals submitted for consideration at the 2012 Annual Meeting of Shareholders but not submitted for inclusion in our 2012 Proxy Statement pursuant to Rule 14a-8, other than shareholder nominations for candidates for election as directors, generally must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the date of the 2011 Annual Meeting of Shareholders. On the other hand, shareholder nominations for candidates for election as directors submitted for consideration at the 2012 Annual Meeting of Shareholders but not submitted for inclusion in our 2012 Proxy Statement pursuant to Rule 14a-8, generally must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 120 days nor more than 150 days prior to the first anniversary of the date of the 2011 Annual Meeting of Shareholders. As a result, for a proposal other than shareholder nominations for candidates for election as directors, notice given by a shareholder pursuant to the provisions of the Company’s Bylaws (other than notice pursuant to Rule 14a-8) must be received no earlier than January 28, 2012, and no later than February 27, 2012, and, for shareholder nominations for candidates for election as directors, notice given by a shareholder pursuant to the provisions of the Company’s Bylaws (other than notice pursuant to Rule 14a-8) must be received no earlier than December 29, 2011, and no later than January 28, 2012. However, if the date of the 2012 Annual Meeting of Shareholders is moved more than 30 days before or 60 days after May 27, 2012, then notice by the shareholder of a proposal other than for shareholder nominations for candidates for election as directors must be delivered not earlier than the 90th day prior to the date of such annual meeting and not later than the close of business on the later of the 60th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made, and notice by the shareholder for shareholder nominations for candidates for election as directors must be delivered not earlier than the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Shareholder proposals must include the specified information concerning the proposal or nominee as described in the Company’s Bylaws.

ANNUAL REPORT

The Annual Report to Shareholders accompanies this Proxy Statement. The Annual Report is also posted at the following website addresses: www.Lowes.com/investor and www.proxyvote.com. The Company’s Annual Report to the SEC on Form 10-K for the fiscal year ended January 28, 2011 is posted at www.Lowes.com/investor and is available upon written request addressed to Lowe’s Companies, Inc., Investor Relations Department, 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117.

MISCELLANEOUS

The information referred to in this Proxy Statement under the captions “Compensation Committee Report” and “Report of the Audit Committee” (to the extent permitted under the Exchange Act) (i) shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or the liabilities of Section 18 of the Exchange Act, and (ii) notwithstanding anything to the contrary that may be contained in any filing by Lowe’s under the Exchange Act or the Securities Act of 1933, shall not be deemed to be incorporated by reference in any such filing.

By order of the Board of Directors,

Gaither M. Keener, Jr.
Executive Vice President,
General Counsel, Secretary &
Chief Compliance Officer

Mooresville, North Carolina
April 11, 2011

APPENDIX A

CATEGORICAL STANDARDS
FOR DETERMINATION
OF
DIRECTOR INDEPENDENCE

CATEGORICAL STANDARDS FOR DETERMINATION OF DIRECTOR INDEPENDENCE

It has been the long-standing policy of Lowe’s Companies, Inc. (the “Company”) to have a substantial majority of independent directors. No director qualifies as independent under the New York Stock Exchange (“NYSE”) corporate governance rules unless the board of directors affirmatively determines that the director has no material relationship with the Company. The NYSE’s corporate governance rules include several “bright line” tests for director independence. No director who has a direct or indirect relationship that is covered by one of those tests shall qualify as an independent director.

* * * *

The Board of Directors has determined that the following relationships with the Company, either directly or indirectly, will not be considered material relationships for purposes of determining whether a director is independent:

•	Relationships in the ordinary course of business. Relationships involving (1) the purchase or sale of products or services or (2) lending, deposit, banking or other financial service relationships, either by or to the Company or its subsidiaries and involving a director, his or her immediate family members, or an organization of which the director or an immediate family member is a partner, shareholder, officer, employee or director if the following conditions are satisfied:

•	any payments made to, or payments received from, the Company or its subsidiaries in any single fiscal year within the last three years do not exceed the greater of (i) $1 million or (ii) 2% of such other organization’s consolidated gross revenues

•	the products and services are provided in the ordinary course of business and on substantially the same terms and conditions, including price, as would be available either to similarly situated customers or current employees

•	the relationship does not involve consulting, legal, or accounting services provided to the Company or its subsidiaries

•	any extension of credit was in the ordinary course of business and was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other similarly situated borrowers

•	Relationships with organizations to which a director is connected solely as a shareholder or partner. Any other relationship between the Company or one of its subsidiaries and a company (including a limited liability company) or partnership to which a director is connected solely as a shareholder, member or partner as long as the director is not a principal shareholder or partner of the organization. For purposes of this categorical standard, a person is a principal shareholder of a company if he or she directly or indirectly, or acting in concert with one or more persons, owns, controls, or has the power to vote more than 10% of any class of voting securities of the company. A person is a principal partner of a partnership if he or she directly or indirectly, or acting in concert with one or more persons, owns, controls, or has the power to vote a 25% or more general partnership interest, or more than a 10% overall partnership interest. Shares or partnership interests owned or controlled by a director’s immediate family member who shares the director’s home are considered to be held by the director.

•	Contributions to charitable organizations. Contributions made or pledged by the Company, its subsidiaries, or by any foundation sponsored by or associated with the Company or its subsidiaries to a charitable organization of which a director or an immediate family member is an executive officer, director, or trustee if the following conditions are satisfied:

•	within the preceding three years, the aggregate amount of such contributions during any single fiscal year of the charitable organization did not exceed the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues for that fiscal year

•	the charitable organization is not a family foundation created by the director or an immediate family member.

A-1

For purposes of this categorical standard, contributions made to any charitable organization pursuant to a matching gift program maintained by the Company or by its subsidiaries or by any foundation sponsored by or associated with the Company or its subsidiaries shall not be included in calculating the materiality threshold set forth above.

•	Equity relationship. If the director, or an immediate family member, is an executive officer of another organization in which the Company owns an equity interest, and if the amount of the Company’s interest is less than 10% of the total voting interest in the other organization.

•	Stock ownership. The director is the beneficial owner (as that term is defined under Rule 13d of the Securities Exchange Act of 1934, as amended) of less than 10% of the Company’s outstanding capital stock.

•	Other family relationships. A relationship involving a director’s relative who is not an immediate family member of the director.

•	Employment relationship. The director has not been an employee of the Company or any of its subsidiaries during the last five years.

•	Employment of immediate family members. No immediate family member of the director is a current employee, or has been an executive officer during the last five years, of the Company or any of its subsidiaries.

•	Relationships with acquired or joint venture entities. In the last five years, the director has not been an executive officer, founder or principal owner of a business organization acquired by the Company, or of a firm or entity that was part of a joint venture or partnership including the Company.

•	Voting arrangements. The director is not a party to any contract or arrangement with any member of the Company’s management regarding the director’s nomination or election to the Board, or requiring the director to vote with management on proposals brought before the Company’s shareholders.

Definitions of Terms Used in these Categorical Standards

•	“Immediate Family Member” — includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

•	“Executive Officer” means the president, any vice-president in charge of a principal business unit, division or function (such as sales, administration or finance) or any other person who performs similar policy-making functions for an organization.

A-2

APPENDIX B

LOWE’S COMPANIES, INC.
2011 ANNUAL INCENTIVE PLAN

B-i

LOWE’S COMPANIES, INC.
2011 ANNUAL INCENTIVE PLAN

ARTICLE I
DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

(a) “Award” means an incentive award which, subject to such terms and conditions as may be prescribed by the Committee, entitles a Participant to receive a cash payment from the Company or a Subsidiary pursuant to Article IV.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute, and applicable regulations.

(d) “Committee” means the Compensation Committee of the Board or such other committee or subcommittee as may be designated by the Board.

(e) “Company” means Lowe’s Companies, Inc., a North Carolina corporation.

(f) “Covered Employee” means a Participant who the Committee determines meets the definition of a Covered Employee as defined in Code Section 162(m)(3) and the regulations promulgated thereunder.

(g) “Effective Date” means, subject to Article VII, January 29, 2011.

(h) “Employee” means any person, including a member of the Board, who is employed by the Company or a Subsidiary.

(i) “Fair Market Value” means, on any given date, the closing price of a share of common stock of the Company as reported on the New York Stock Exchange composite tape on such date, or if such common stock was not traded on the New York Stock Exchange on such day, then on the next preceding day that such common stock was traded on such exchange, all as reported by such source as the Committee may select.

(j) “Participant” means an Employee who is granted an Award by the Committee.

(k) “Performance-Based Compensation” means an Award that is intended to constitute “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder.

(l) “Performance Objective” is defined in Section 4.2.

(m) “Performance Period” is defined in Section 4.2.

(n) “Plan” means the Lowe’s Companies, Inc. 2011 Annual Incentive Plan, as set forth herein and as amended from time to time.

(o) “Subsidiary” means any corporation (other than the Company), limited liability company, partnership or other business organization of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

ARTICLE II
ELIGIBILITY

Awards may be granted to any Employee who is designated as a Participant from time to time by the Committee. The Committee shall determine which Employees shall be Participants, and the terms, conditions, and limitations applicable to each Award not inconsistent with the Plan. Designation by the Committee as a Participant for an Award in one period shall not confer on a Participant the right to participate in the Plan for any other period.

ARTICLE III
INCENTIVE AWARDS

Section 3.1.  General.  Awards may be granted to a Participant in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee. The Committee, at the time an Award is made, shall specify the terms and conditions which govern the Award, which terms and conditions shall prescribe that the Award shall be earned only upon, and to the extent that, Performance Objectives as described in Section 4.2, are satisfied within a designated time. Different terms and conditions may be established by the Committee for different Awards and for different Participants.

Section 3.2.  Performance Objectives; Performance Periods.

(a) Establishment.  The vesting and payment of Awards shall be contingent upon the degree of attainment of such performance goals (the “Performance Objectives”) over such period (the “Performance Period”) as shall be specified by the Committee at the time the Award is granted. The Committee shall establish the Performance Objectives prior to or within the first ninety (90) days of each Performance Period. The Performance Objectives may be stated with respect to (i) earnings before interest and taxes (EBIT), (ii) earnings before taxes, (iii) return on equity, earnings per share, total earnings, return on capital or return on assets, (iv) Fair Market Value, (v) revenues, (vi) total shareholder return, (vii) operating earnings or margin, (viii) economic profit or value created, (ix) strategic business criteria consisting of one or more objectives based on meeting specified goals relating to market penetration, geographic business expansion, cost targets, productivity improvement, customer or employee satisfaction, human resources management, supervision of litigation, information technology or acquisitions or divestitures of Subsidiaries, affiliates or joint ventures, or (x) any combination of the foregoing. The targeted level or levels of performance with respect to the Performance Objectives may be established at such levels as the Committee may determine, in its discretion and may be established as a goal relative to performance in prior periods (e.g., earnings growth), or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. The Performance Objectives may relate to the Company or to a particular Participant, Subsidiary, division or operating unit, or any combination of the foregoing all as the Committee shall determine.

(b) Performance Objective Adjustments.  The Committee may adjust, modify or amend the Performance Objectives, either in establishing the Performance Objectives or in determining the extent to which any Performance Objective has been achieved. In particular, the Committee shall have the discretionary authority to make equitable adjustments to the Performance Objectives where necessary (i) in response to changes in applicable laws or regulations, (ii) to account for items of gain, loss or expense that are related to the disposal (or acquisition) of a business or change in accounting principles that was not anticipated, (iii) to account for unusual or non-recurring transactions that were not anticipated, or (iv) to reflect other unusual, non-recurring or unexpected items similar in nature to the foregoing as determined in good faith by the Committee. Any such adjustments may be made with respect to the performance of any Subsidiary, division or operating unit, as applicable, and shall be made in a consistent manner for year-to-year, and shall be made in accordance with the objectives of the Plan and the requirements of Section 162(m) of the Code.

Section 3.3.  Payment of Awards.  Awards shall be made to Participants in a single lump sum in cash at a time determined by the Committee, but in no event later than two and one-half months after the end of the fiscal year in which the Performance Period ends. In no event shall a Covered Employee receive an Award payment in any fiscal year that exceeds the lesser of (i) $7,000,000 or (ii) 500% of the Covered Employee’s base salary (prior to any salary reduction or deferral elections) as of the date of grant of the Award.

Section 3.4.  Recoupment of Awards.  The Committee may require that any current or former Participant reimburse the Company for all or any portion of any Award or rescind any payment pursuant to an Award to the extent required by any recoupment or clawback policy adopted by the Committee in its discretion or to comply with the requirements of any applicable law.

ARTICLE IV
ADMINISTRATION

The Plan shall be administered by the Committee. The Committee shall have all of the powers necessary to enable it to properly carry out its duties under the Plan. Not in limitation of the foregoing, the Committee shall have the power to construe and interpret the Plan and to determine all questions that shall arise thereunder. The

Committee shall have such other and further specified duties, powers, authority and discretion as are elsewhere in the Plan either expressly or by necessary implication conferred upon it. The Committee may appoint such agents, who need not be members of the Committee, as it may deem necessary for the effective performance of its duties, and may delegate to such agents such powers and duties as the Committee may deem expedient or appropriate that are not inconsistent with the intent of the Plan to the fullest extent permitted under applicable law. The decision of the Committee or any agent of the Committee upon all matters within the scope of its authority shall be final and conclusive on all persons.

ARTICLE V
AMENDMENT AND TERMINATION

Section 5.1.  Amendment of Plan.  The Company has the right, at any time and from time to time, to amend in whole or in part any of the terms and provisions of the Plan to the extent permitted by law for whatever reason(s) the Company may deem appropriate. No amendment shall be effective without approval of the shareholders of the Company if the amendment would increase the maximum amount payable to a Covered Employee as specified in Section 3.3.

Section 5.2.  Termination of Plan.  The Company expressly reserves the right, at any time, to suspend or terminate the Plan to the extent permitted by law for whatever reason(s) the Company may deem appropriate, including, without limitation, suspension or termination as to any Subsidiary, Employee, or class of Employees.

Section 5.3.  Procedure for Amendment or Termination.  Any amendment to the Plan or termination of the Plan shall be made by the Company by resolution of the Committee and shall not require the approval or consent of any Subsidiary or Participant to be effective to the extent permitted by law. Any amendment to the Plan or termination of the Plan may be retroactive to the extent not prohibited by applicable law.

ARTICLE VI
MISCELLANEOUS

Section 6.1.  Rights of Employees.  Status as an eligible Employee shall not be construed as a commitment that any Award will be made under the Plan to such eligible Employee or to eligible Employees generally. Nothing contained in the Plan (or in any other documents related to this Plan or to any Award) shall confer upon any Employee any right to continue in the employ or service of the Company or any Subsidiary or constitute any contract or limit in any way the right of the Company to change such person’s compensation or other benefits or to terminate the employment or service of such person with or without cause.

Section 6.2.  Unfunded Status.  The Plan shall be unfunded. Neither the Company, any Subsidiary, the Committee, nor the Board shall be required to segregate any assets that may at any time be represented by Awards made pursuant to the Plan. Neither the Company, any Subsidiary, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan.

Section 6.3.  Limits on Liability.  Any liability of the Company or any Subsidiary to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan. Neither the Company nor any Subsidiary nor any member of the Board or the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken in good faith under the Plan. To the extent permitted by applicable law, the Company shall indemnify and hold harmless each member of the Board and the Committee from and against any and all liability, claims, demands, costs, and expenses (including the costs and expenses of attorneys incurred in connection with the investigation or defense of claims) in any manner connected with or arising out of any actions or inactions in connection with the administration of the Plan except for such actions or inactions which are not in good faith or which constitute willful misconduct.

Section 6.4.  Interpretation.  Unless otherwise expressly stated by the Committee with respect to an Award, each Award granted to a Covered Employee under the Plan is intended to be Performance-Based Compensation that is fully deductible by the Company for federal income taxes and not subject to the deduction limitation of Section 162(m) of the Code, and the Plan shall be construed or deemed amended to the extent possible to conform any Award to effect such intent. The Committee shall not have any discretion to determine that an Award will be paid to a Covered Employee if the Performance Objective for such Award is not attained.

Section 6.5.  Code Section 409A.  The Plan is intended to meet the short-term deferral exception under Code Section 409A such that payments made to Participants under the Plan are not deferred compensation subject to the provisions of Code Section 409A.

Section 6.6.  Tax Withholding.  The Company shall be entitled to withhold from any payment made under the Plan the full amount of any required federal, state or local taxes.

Section 6.7.  Nontransferability of Benefits.  A Participant may not assign or transfer any interest in an Award. Notwithstanding the foregoing, upon the death of a Participant, the Participant’s rights and benefits under the Plan shall pass by will or by the laws of descent and distribution.

Section 6.8.  Governing Law.  To the extent not governed by federal law, the Plan shall be construed in accordance with and governed by the laws of the State of North Carolina.

ARTICLE VII
EFFECTIVE DATE; DURATION OF THE PLAN

The Plan shall be effective as of the Effective Date, subject to approval and ratification of the Plan by the shareholders of the Company to the extent necessary to satisfy the requirements of the Code, the New York Stock Exchange or other applicable federal or state law.

APPENDIX C

LOWE’S COMPANIES, INC.
SENIOR EXECUTIVE SEVERANCE
AGREEMENT POLICY

Lowe’s Companies, Inc.
Senior Executive Severance Agreement Policy

Lowe’s will not enter into a Severance Agreement with a Senior Executive that provides for Benefits in an amount exceeding 2.99 times the sum of (i) the Senior Executive’s base salary, (ii) the Senior Executive’s Annual Bonus and (iii) the Senior Executive’s Annual Benefits Cost, unless the Severance Agreement has been approved by a majority vote of the Company’s shareholders.

For purposes of this Policy:

“Severance Agreement” means any employment, retirement, change in control or other agreement (including any renewal, extension or material modification or amendment of any such agreement) that provides for the payment or provision of Benefits to a Senior Executive following the termination of the Senior Executive’s employment, regardless of the date, cause or manner of such termination.

“Annual Benefits Cost” means the annual cost of the Senior Executive’s participation in the welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies to employees generally (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs).

“Annual Bonus” means the greater of (i) the annual bonus earned for the year prior to the year in which termination of employment occurs, or (ii) the target annual bonus for the year in which termination of employment occurs.

“Benefits” means (a) severance benefits payable in cash or stock to a Senior Executive (including amounts payable for the uncompleted portion of an employment agreement term), including both lump-sum payments and the estimated present value of any periodic payments of cash or stock, (b) consulting fees and (c) the estimated value of perquisites paid or provided following the date of termination of the Senior Executive’s employment. The term does not include (i) retirement benefits earned or accrued during employment under qualified or non-qualified retirement plans sponsored by the Company, (ii) the value of accelerated vesting of, or payments with respect to, any outstanding equity-based awards granted prior to termination of employment or the extension of the exercise period of any such award, (iii) gross-up payments for the excise tax imposed under Section 4999 of the Internal Revenue Code, (iv) any compensation or other benefits earned, accrued or otherwise provided for services rendered prior to the date of termination, or (v) any legal fees and expenses which the Senior Executive may reasonably incur to enforce the Company’s obligations under the Severance Agreement.

“Senior Executive” has the meaning given to the term “executive officer” in Rule 3b-7 under the Securities Exchange Act of 1934, as amended.

The Board delegates to the Compensation Committee exclusive authority to interpret and administer the provisions of this policy, in its sole discretion, including, without limitation, the determination of the value of any non-cash benefits, as well as the present value of any cash or non-cash benefits payable over a period of time.

C-1

Important Information Concerning the Lowe’s Annual Meeting

Check-in begins: 8:30 a.m.	Meeting begins: 10:00 a.m.

•	Lowe’s shareholders, including joint holders, as of the close of business on March 25, 2011, the record date for the Annual Meeting, are entitled to attend the Annual Meeting on May 27, 2011.

•	All shareholders and their proxies should be prepared to present photo identification for admission to the meeting.

•	If you are a record holder or a participant in the Company’s 401(k) Plan, Employee Stock Purchase Plan or Direct Stock Purchase Program, your share ownership will be verified against a list of record holders or plan or purchase program participants as of the record date prior to your being admitted to the meeting.

•	If you are not a record holder or a participant in one of the Company’s plans or purchase programs, but hold shares through a broker, trustee, or nominee, you will be asked to present proof of beneficial ownership of Lowe’s shares as of the record date, such as your most recent brokerage statement prior to March 25, 2011 or other evidence of ownership.

•	Persons acting as proxies must bring a valid proxy from a record holder who owns shares as of the close of business on March 25, 2011.

•	Failure to present identification or otherwise comply with the above procedures will result in exclusion from the meeting.

THANK YOU FOR YOUR INTEREST AND SUPPORT — YOUR VOTE IS IMPORTANT.

Directions to the Ballantyne Hotel,
10000 Ballantyne Commons Parkway, Charlotte, North Carolina

From Charlotte Douglas International Airport:

Take the airport freeway to Billy Graham Parkway South (you will exit to your right) and continue approximately 8 miles. Take I-77 South to I-485 East, take exit 61 Johnston Road and turn right onto Johnston Road. The Ballantyne Hotel is on your left at the first traffic light.

From 1-85 North:

Take I-85 North to I-485 South to exit 61 Johnston Road. Turn right onto Johnston Road and turn left at the next light into the Ballantyne Hotel.

From 1-85 South:

From I-85 South take the I-485 South/West exit at Concord, NC and continue on I-485 to exit 61 B Johnston Road (2nd exit under bridge). Turn right onto Johnston Road (headed South) and the Ballantyne Hotel is on your left at the second traffic light.

From 1-77 South:

Take I-77 South to I-485 East, take exit 61 Johnston Road and turn right onto Johnston Road. The Ballantyne Hotel is on your left at the first traffic light.

From 1-77 North:

Take I-77 North to I-485 East, take exit 61 Johnston Road and turn right onto Johnston Road. The Ballantyne Hotel is on your left at the first traffic light.

Printed on Recycled Paper

Lowe’s and the gable design are registered trademarks of LF, LLC.

1000 LOWE’S BOULEVARD MAIL CODE: NB7IR MOORESVILLE, NC 28117
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 26, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 26, 2011. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

IF VOTING BY MAIL, YOU MUST COMPLETE ITEMS 1-8 BELOW AND DATE AND SIGN IN THE SPACE PROVIDED AT THE BOTTOM OF THIS CARD.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Lowe’s Companies, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M33702-P07484	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS   PROXY   CARD   IS   VALID   ONLY   WHEN   SIGNED   AND   DATED.

LOWE’S COMPANIES, INC.			For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
			All	All	Except
Lowe’s Board of Directors recommends you vote FOR ALL of the listed nominees:

1.	Election of Directors		☐	☐	☐
Nominees

01)   Raul Alvarez                       06)   Robert L. Johnson
02)   David W. Bernauer             07)   Marshall O. Larsen
03)   Leonard L. Berry                 08)   Richard K. Lochridge
04)   Peter C. Browning              09)   Robert A. Niblock
05)   Dawn E. Hudson                10)   Stephen F. Page

Lowe’s Board of Directors recommends you vote FOR the following proposals:			For	Against	Abstain	Lowe’s Board of Directors recommends you vote AGAINST the following proposals:		For	Against	Abstain

2.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2011.		☐	☐	☐	6.	Shareholder proposal regarding executive severance agreements.	☐	☐	☐

3.	Advisory vote on executive compensation.		☐	☐	☐	7.	Shareholder proposal regarding linking pay to performance on sustainability goals.	☐	☐	☐

Lowe’s Board of Directors recommends you vote for 1 YEAR on the following proposal:		1 year	2 years	3 years	Abstain	8.	Shareholder proposal regarding report on political spending.	☐	☐	☐

4.	Advisory vote on the frequency of holding future advisory votes on executive compensation.	☐	☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Lowe’s Board of Directors recommends you vote FOR the following proposals:			For	Against	Abstain

5.	Approval of the Lowe’s Companies, Inc. 2011 Annual Incentive Plan.		☐	☐	☐

								Yes	No

						Please indicate if you plan to attend this meeting.		☐	☐

Authorized Signatures - You must date and sign below for your instructions to be executed.

Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such, and where more than one name appears, each should sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report are available at
www.proxyvote.com.

M33703-P07484

2011 Annual Meeting of Shareholders
THIS PROXY IS SOLICITED ON BEHALF OF LOWE’S BOARD OF DIRECTORS
The undersigned hereby appoints Gaither M. Keener, Jr. and Robert F. Hull, Jr., and each of them, as proxies, each with the full power to appoint his substitute, and hereby authorizes each of them to represent and vote, as designated on the reverse side, all the shares of Common Stock of Lowe’s Companies, Inc. held of record by the undersigned at the close of business on March 25, 2011, at the Annual Meeting of Shareholders to be held on May 27, 2011 or any adjournment or postponement thereof. The proxies are authorized to vote on such other business as may properly come before the meeting or any postponement or adjournment thereof, exercising their discretion as set forth in the 2011 Notice of Annual Meeting of Shareholders and Proxy Statement.
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR ALL” nominees named in Proposal 1, “FOR” Proposals 2 and 3, for “1 YEAR” on Proposal 4, “FOR” Proposal 5 and “AGAINST” Proposals 6, 7 and 8 and in the discretion of the proxies with respect to such other business as may properly come before the meeting.
This card also constitutes voting instructions to Wells Fargo Bank N.A., the Trustee of the Lowe’s 401 (k) Plan, to vote the shares of Common Stock of Lowe’s Companies, Inc., if any, allocated to the undersigned’s 401 (k) account pursuant to the instructions on the reverse side. Any allocated shares for which no instructions are timely received will be voted by the Trustee in the manner directed by the Lowe’s administrative committee.
PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE, OR FOLLOW THE INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET.
(Items to be voted appear on reverse side.)